Exhibit 10.8

SIEMENS

BSH Home Appliances (China) Co., Ltd.

2026 Annual Home Appliance Product Sales Contract

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

This Contract is entered into by and between the following parties:

Party A: BSH Home Appliances (China) Co., Ltd., a limited liability company duly established and validly existing under the laws of the People's Republic of China, with its registered address at Building 3, No. 18 Qingjiangnan Road, Gulou District, Nanjing City, Jiangsu Province, 210019;

Party B: Dongying Boruida Trading Co., Ltd., a limited liability company established and validly existing under the laws of the People's Republic of China, with its registered address at No. 1, South Side of Middle Section, Commercial Street, Guangrao Street, Guangrao County, Dongying City, Shandong Province, 257300.

Party A and Party B are hereinafter individually referred to as a "Party" or collectively as the "Parties."

WHEREAS:

1.	Party A is a sales enterprise engaged in the sale of various types of home appliance products ("Home Appliance Products").

2.	Party B is engaged in the distribution business of home appliance products, possesses the legal qualifications and required licenses and permits for selling home appliance products, and wishes to purchase home appliance products from Party A for resale.

3.	Party A and Party B agree to cooperate in the sale of home appliance products in accordance with the terms of this Contract.

NOW, THEREFORE, the Parties, through friendly negotiation, have reached the following consensus:

I. Definitions

In this Contract, the following terms shall have the meanings set forth below, unless the context otherwise requires:

1.1 "Contract" means this Contract (including the main body and any and all appendices hereto) and any amendments and supplements hereto made in writing by the Parties.

1.2 "Working Day" means any day in the People's Republic of China other than Saturdays, Sundays, and public holidays (subject to the official holiday schedule announced by the state in case of adjusted working days). Unless expressly specified as a Working Day in this Contract, any reference to "day," "month," or "year" in this Contract shall mean a calendar day, month, or year.

1.3 "Affiliate" means any shareholder, actual controller, subsidiary, branch of a Party, or any entity that is jointly controlled/significantly influenced by a Party or has other interest-related connections with a Party.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

1.4 "Confidential Information" includes all oral, written, and/or tangible information, including technical and commercial information disclosed (in each case, the disclosing Party is the "Owner") by one Party to the other Party ("Recipient"). Such information is considered by the Owner to be confidential/proprietary, of commercial value, and not generally known to the public or readily accessible, including information relating to technology such as structures, raw materials, components, formulations, materials, samples, styles, processes, methods or steps thereof, algorithms, data, computer programs and related documentation; information relating to business activities such as concepts, management, sales, finance, plans, samples, bidding documents, customer information (names/addresses/contact details/trading habits/intentions/content, etc.), data; and new processes and result information developed, improved, and processed based on publicly known information, which have commercial value.

1.5 "Effective Date" means the date on which the authorized representatives of both Parties sign this Contract and affix their company seals or contract seals. Unless otherwise agreed by the Parties.

1.6 "Products" means the home appliance products sold directly by Party A to Party B (as specifically set forth in Appendix IV). Unless otherwise specified by Party A.

1.7 "Contract Term" includes the Main Term and the Extension Period, where: (1) "Main Term" means the period from the Effective Date until December 31 of the current year or the term expressly agreed in this Contract; (2) "Extension Period" means, if prior to the expiry of the Main Term, the Parties fail to reach a new contract to replace this Contract regarding the sale of products hereunder, the term of this Contract shall be extended (as further specified in Article III of this Contract).

1.8 "Invoice" means the value-added tax invoice issued by Party A for the payment made by Party B for the Products under this Contract.

II. Purpose and Intent

2.1 This Contract is intended to describe the terms and conditions agreed upon by the Parties, pursuant to which the Parties shall perform their respective obligations hereunder.

2.2 Party B warrants that it will execute all documents, carry out all necessary activities or transactions, or take emergency measures to give full effect to the provisions of this Contract, and Party B further agrees to cooperate to achieve the spirit, objectives, and interests set forth in the provisions hereunder.

III. Contract Term

3.1 The Main Term of this Contract shall commence on the Effective Date and end on the thirty-first (31st) day of December of the current year, unless otherwise expressly agreed by the Parties or this Contract is terminated earlier.

3.2 Unless otherwise agreed in writing by the Parties, the Extension Period shall not exceed five (5) months. If a new contract is not signed for the matters herein during the Extension Period, this Contract shall terminate upon the expiry of the aforementioned Extension Period.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

3.3 If Party B continues to purchase Products for resale during the Extension Period, this Contract shall apply to the product purchase and sale activities of the Parties during the Extension Period. After the new contract becomes effective, the policies applicable to the Products purchased by Party B during the Extension Period shall be governed by the provisions of the new contract. If the Parties fail to sign a new contract during the Extension Period, Party B shall not be entitled to any commercial policies (except for discounts stipulated in Appendix V) for the purchase price paid for the Products during the Extension Period. For special circumstances, such as the signing of a new contract after the expiry of the Extension Period or changes in product categories, the Parties shall agree separately.

IV. Party B's Qualifications

4.1 Party B shall possess the legal qualifications and relevant qualification documents required for legal, continuous operation, and performance of this Contract.

4.2 Party B shall, within three (3) Working Days from the Effective Date, provide Party A with a photocopy of its valid business license with the company seal affixed (whose business scope includes the operation of home appliances) and a photocopy of its bank account opening documents, and warrants that the aforementioned licenses and certificates will remain valid throughout the Contract Term. In case of any changes, Party B shall, within three (3) Working Days, provide Party A with the documents issued by the relevant government authorities approving such changes and provide Party A with a photocopy of the new certificate with Party B's company seal affixed.

V. Products

5.1 During the Contract Term, Party A may add to or reduce the Products listed in Appendix IV, subject to prior written notice, and Party B shall have no objection thereto.

VI. Product Supply Price

6.1 Party A sells the Products to Party B at the supply prices ("Product Supply Price") listed in Appendix IV. Under no circumstances shall Party B demand or compel Party A to limit the Product Supply Price in any way, or require Party A to ensure the profit/profit margin Party B can realize from reselling the Products, or provide any compensation for Party B's operating profit.

6.2 During the Contract Term, Party A may adjust the Product Supply Prices listed in Appendix IV. The specific adjustments and effective date shall be subject to prior written notice, and Party B shall have no objection thereto. Orders for which the full payment has been made and which have been shipped prior to the effective date of the adjustment shall still be subject to the original Product Supply Price.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

6.3 During the Contract Term, if the Product Supply Price is adjusted due to market changes, promotional activities, or any other reason, Party A shall not be obligated to pay any compensation to Party B for such price adjustments (including but not limited to compensating Party B for the difference between the Product Supply Price at the time of sale to Party B and the adjusted Product Supply Price thereafter).

6.4 Party A's suggested retail/resale price is for reference only and is not binding on either Party. Party A does not determine nor influence Party B's retail/resale price and shall neither reward nor penalize Party B for complying with or deviating from any suggested retail/resale price.

VII. Product Ordering

7.1 During the Contract Term, Party B shall regularly send product order requests to Party A based on market demand. Party B's orders for Products from Party A shall be sent to Party A in writing (including but not limited to email, EDI electronic data interchange systems, and Party A's online ordering system) and shall clearly state the product name, model, quantity, etc. in the order ("Order"). Party A has the right to request Party B to truthfully provide relevant information of the end-buyer, including but not limited to the buyer's name, contact number, delivery address, etc. If personal information is involved, Party B shall collect and process such information in accordance with applicable personal information protection laws and regulations, including informing consumers of the purpose of use, obtaining consumer consent, and transmitting the information securely.

7.2 After receiving Party B's Order, Party A shall confirm in writing [including but not limited to emails sent from Party A's company email (suffix @BSHG.COM), EDI electronic data interchange systems, and Party A's online ordering system] whether to accept the Order (subject to Party A's issuance of the "Delivery Order"). Party A is only obligated to ship the Order after Party B's Order has been confirmed and accepted by Party A.

7.3 If Party B fails to pay or fails to pay the full amount for the Products ordered in the Order, or has any other violation of this Contract (including incorrect order type application), Party A has the right to reject Party B's Order; if already confirmed accepted, Party A has the right to refuse to ship or refuse Party B's pick-up.

VIII. Payment

8.1 Party B shall pay the purchase price for the Products ordered under each Order ("Purchase Price") to Party A in accordance with Appendix V of this Contract (including payment term, payment method, and Party A's account information).

8.2 Unless otherwise agreed in writing by the Parties, Party B's payment of the Purchase Price is one of the prerequisites for Party A's acceptance of Party B's Order.

8.3 Party A shall issue a digital e-invoice after the consignee designated by Party B confirms receipt of the Products (e.g., scanning the barcode for receipt using Party A's system, signing the warehouse receipt, etc.). The digital e-invoice issued by Party A is the certificate for Party B's VAT input tax deduction. Party A shall deliver the invoice based on the method separately confirmed by Party B. In case of any change, Party B shall provide a separately sealed letter of confirmation.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

8.4 Party A will provide Party B with an invoice and payment monthly confirmation letter ("Confirmation Letter") for Party B's confirmation. Party B shall confirm or raise any objection within ten (10) Working Days from the date of receipt of such Confirmation Letter. If Party B fails to confirm or raise an objection within the aforementioned period, Party B shall be deemed to have confirmed the Confirmation Letter.

8.5 If the Parties have any dispute regarding the accounts or statements related to product purchases under this Contract, the Parties shall resolve such disputes through negotiation. Until all such disputes are resolved, Party A has the right to suspend the implementation of all commercial policies for Party B for the rebate period to which such disputes relate.

IX. Product Delivery and Acceptance

9.1 Party A shall be responsible for delivering the Products to the location designated by Party B and shall bear the corresponding freight and insurance costs. In this case, the consignee designated by Party B shall be responsible for receiving the Products.

9.2 Notwithstanding the foregoing, Party B may pick up the Products from the location designated by Party A upon presenting the documents required by Party A. The Products shall be deemed to have been confirmed as received by Party B upon Party A loading the Products onto the vehicle arranged by Party B or with Party A's assistance, and Party A shall not bear any costs to Party B in this regard.

9.3 Unless otherwise agreed by the Parties, the title to and risk of the Products shall transfer to Party B upon confirmation of receipt in accordance with Clauses 8.3 and 9.2 of this Contract.

9.4 Prior to the consignee designated by Party B confirming receipt, Party B shall immediately inspect the product packaging on-site and verify the product quantity and model ("Product Inspection"). Unpacking inspection shall be agreed separately by the Parties.

9.5 If, during the Product Inspection, the consignee of Party B discovers that the product packaging is damaged/deformed/wet/soiled or has similar or equivalent issues, or that the product quantity is short, the product model is incorrect, or other non-conformities, Party B shall indicate such issues on the delivery receipt at the time of receipt to notify Party A and reject the Products by returning them to Party A. Only when and to the extent that such issues are entirely caused by reasons prior to delivery of the Products or by Party A's loading and unloading, Party A shall replace such Products and bear the related replacement costs, except where such issues are caused by Party B or its consignee.

9.6 After the Product Inspection is completed, the consignee of Party B shall sign the warehouse receipt on-site. If Party B notifies Party A of any product issues pursuant to Clause 9.5, the delivery and acceptance of the replaced Products shall still be subject to this Article.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

X. Product Sales

10.1 When reselling the Products, Party B shall assume the following obligations and liabilities:

1)	Party B shall use its best efforts to sell the Products and maintain good business relationships with existing and potential customers;

2)	Party B shall ensure that the display of the Products complies with Party A's requirements for the end-user image of the Products;

3)	Party B shall provide all necessary assistance for Party A's market development and market activities;

4)	Party B shall maintain a qualified, trained, skilled, and dedicated sales force (including but not limited to promoters and their managers) to sell the Products. Therefore, Party B shall employ and maintain sufficient qualified and dedicated sales personnel, provide them with advanced training to familiarize them with the Products and promote them in accordance with the law;

5)	During the cooperation period, store management and related matters shall be based on the store information in Party A's system (including but not limited to the store list);

6)	Party B shall ensure that its distributors (outlets) responsible for selling Party A's products possess the relevant legal qualifications for selling the Products and shall maintain such qualifications throughout the Contract Term; and

7)	Party B shall issue invoices and other purchase vouchers to consumers in accordance with the law to facilitate Party A's after-sales service; Party B agrees and undertakes to maintain complete, detailed, and accurate records of transactions, remittances, and supplies under this Contract during the Contract Term and to provide such records to Party A upon request.

10.2 During the Contract Term, if the Parties conduct product promotion activities, the Parties may enter into a separate promotion cooperation agreement for such promotion activities. If the promotion cooperation adopts a rebate method, the Parties shall execute it in accordance with Appendix III of this Contract.

10.3 Party A has the right to decide whether to set up product display booths at Party B's or its distributors' (outlets) locations. Party A has full ownership, right of use, and right of disposal over the product display booths set up by Party A at Party B's premises. Without Party A's prior written consent, Party B or its distributors (outlets) shall not, by themselves or allow any third party to, use, move, alter, damage, or discard all or any part of Party A's product display booths (including but not limited to the dedicated counters and the light boxes, platforms, etc. therein). If Party B or its distributors (outlets) violate this clause and cause any losses to Party A (including but not limited to booth loss, attorney fees, property damage at the premises, and other personal property or bodily injury losses), Party B shall compensate for such losses (Party A may directly deduct the compensation from the commercial policies that Party B is entitled to under this Contract).

10.4 Party A has the right to conduct a comprehensive evaluation of Party B during the cooperation period and, at its sole discretion, adjust the commercial terms and promotional cooperation policies based on the evaluation results without assuming any liability for breach of contract.

XI. Commercial Terms

Subject to Appendix V (and its related supplementary provisions).

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

XII. Intellectual Property

12.1 The trademarks, service marks, trade names, patents, copyrights, or logos used by Party A ("Intellectual Property") are the private property of SIEMENS AG. Party B does not have any rights, title, or interest in SIEMENS AG's Intellectual Property. Party A is authorized to use the SIEMENS and Bosch trademarks.

12.2 With Party A's prior written authorization, Party B may use such Intellectual Property within the scope of authorization. The scope of authorization is determined by Party A, and Party B shall have no objection thereto and shall strictly comply therewith. Party A has the final control over the standards and specifications for Party B's use of the Intellectual Property. All rights, title, and interest in the authorized Intellectual Property belong to Party A or its Affiliates, and Party B shall not register or acquire rights in Party A's or its Affiliates' Intellectual Property in any region.

12.3 Party B shall not deal in any home appliance products that infringe upon Party A's or its Affiliates' Intellectual Property (including but not limited to patents, trademarks, trade secrets) or counterfeit Party A's Products.

12.4 If Party B discovers any unauthorized use of Party A's or its Affiliates' Intellectual Property or infringement of Party A's or its Affiliates' Intellectual Property, Party B shall immediately notify Party A.

12.5 If Party B fails to comply with the provisions of this Clause, Party A has the right to terminate the Contract immediately without liability.

XIII. Product Returns

13.1 If Party B has any quality objections to the Products, it shall immediately notify Party A and provide a written description of the corresponding Products ("Disputed Products") including the type, model, quantity, product unique serial number, and a list of corresponding issues ("Return Identification Request"). Under this Contract, Party A only accepts returns of Products sold by Party A to Party B and does not accept returns of Products provided to Party B by any third party.

13.2 For Disputed Products that have already been delivered to consumers, Party A shall, within a reasonable period after receiving Party B's Return Identification Request or the consumer's repair notification, arrange for relevant inspection personnel to go to the site to inspect the Disputed Products and issue an "Inspection Service Report." As the seller, Party B shall provide corresponding after-sales services to consumers based on the Inspection Service Report and the relevant national "Three Guarantees" regulations. However, Party A has the right to only accept consumer returns/exchanges that comply with the brand's "Three Guarantees" policy. Disputed Products received by Party B shall be returned to Party B's warehouse within the coverage area of Party A's service network. Party B shall truthfully indicate the reason for return and provide Party A with the Inspection Service Report issued to the consumer for Party A's subsequent inspection reference.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

13.3 For Disputed Products stored in or already returned to Party B's warehouse, Party A shall, within a reasonable period after receiving the Return Identification Request from Party B, arrange for relevant inspection personnel to go to the location where the products are stored to inspect the Disputed Products and verify whether there are indeed quality issues. If confirmed, Party A's inspection personnel shall issue a "Stock Machine Condition Report" ("Stock Machine Report"). For Disputed Products where complete information is not provided as required in Clause 13.1, and for Disputed Products under Clause 13.2 where Party B cannot provide the Inspection Service Report, Party A has the right to refuse inspection and not issue the Stock Machine Report.

13.4 For Disputed Products that are confirmed by Party A's inspection personnel to have quality issues caused by Party A (to which Party B shall have no objection), the Parties shall, based on the Stock Machine Report or the Inspection Service Report, sign the "Return Confirmation Note" after negotiation. Except for machines returned directly to Party A by consumers, the Stock Machine Report must be available.

13.5 Party A and Party B shall use the Return Confirmation Note as the basis for issuing return invoices, and in such case, handle the invoices as follows:

1)	If the invoice issued by Party A when selling the Products is a general VAT invoice, after Party B returns the original invoice, Party A will issue a credit note for the same amount as the original invoice and then issue a general VAT invoice to Party B for the net amount after deducting the returned amount. In special circumstances, if Party B is unable to return the original invoice, Party A will, after obtaining the documents required by the tax authorities from Party B, issue a credit note for the same amount as the original invoice and then issue a general VAT invoice to Party B for the net amount after deducting the returned amount. The documents required by the tax authorities include but are not limited to:

a. an explanation from Party B stating the inability to return the original invoice, with Party B's company seal affixed;

b. the return agreement signed by both Parties; and

c. other documents required by the tax authorities.

2)	If the invoice issued by Party A when selling the Products is a special VAT invoice, after Party B provides the corresponding "Information Form for Issuing a Red-letter Special VAT Invoice," Party A will issue a red-letter special VAT invoice to Party B accordingly.

13.6 For Disputed Products that have not yet been delivered to consumers, the entire machine and its accessories shall retain the original factory packaging, remain in their original condition as sold, and be free from human damage when applying for a return. For Disputed Products that have already been delivered to consumers, the entire machine and its accessories shall be packaged in packaging suitable for logistics transportation and be free from human damage when applying for a return; otherwise, Party A has the right to reject the return.

13.7 Except for Disputed Products confirmed by Party A's inspection personnel to have quality issues caused by Party A (to which Party B shall have no objection), Party A does not accept any return requests from Party B for any other reasons (including but not limited to the model not being well-selling).

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

13.8 For quality objections to the Products reported by consumers to Party B, Party B shall inform the consumer that they may contact Party A's after-sales service to inspect the product first, provide necessary assistance, and have Party A provide repair or appraisal services for the consumer.

13.9 Party B's warehouse shall provide appropriate facilities and conveniences for Party A's inspection personnel, such as providing necessary working space and water and electricity for testing, assisting with moving, etc. In the aforementioned circumstances, Party B shall be responsible for on-site management and safe construction operations. If any personal or property damage occurs to Party B, Party B's employees, Party A, Party A's employees, or any other third party, Party B shall bear full compensation liability.

13.10 Regardless of the reason for the termination of this Contract, Party A shall only accept Party B's return requests within one year from the date of termination of this Contract in accordance with the foregoing provisions. If the termination of the Contract results in a change in the amount of settled rebates, fees, etc., Party A has the right to request Party B to return or pay the corresponding amount separately.

XIV. Product After-Sales Service

14.1 Party A shall provide corresponding services in accordance with the brand's unified retail after-sales policy within its service network coverage area.

14.2 To fully ensure that consumers enjoy standardized and unified brand services, under specific circumstances (e.g., remote areas), the Parties may separately negotiate and sign an agreement regarding Party B's provision of installation and/or after-sales services for the cooperative products. In the aforementioned circumstances, Party B's staff shall receive and pass Party A's service training before providing services.

14.3 If services such as installation and repair of non-retail scenarios like sample machines are involved during the cooperation period, the Parties shall negotiate separately.

XV. Representations and Warranties

15.1 Each Party makes the following representations and warranties on the Effective Date:

1)	It is a company duly established and validly existing under applicable laws, and its business activities comply with legal requirements;

2)	It has the authority to sign and perform its obligations under this Contract;

3)	Its representative signing this Contract has been fully and properly authorized;

4)	The signing of this Contract, the performance of any of its obligations hereunder, and the completion of any transactions stipulated herein do not violate the terms, conditions, or provisions contained in the following documents:

a. any current laws, rules, or regulations applicable to it or its assets;

b. any judgment, order, writ, injunction, decree, or ruling of any governmental authority applicable to it or its assets; and

c. its articles of association, certificate of incorporation, bylaws, and other corporate establishment or governance documents to which it is a party or which bind its assets.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

15.2 Party B makes the following representations and warranties on the Effective Date:

1)	Party B possesses the qualifications and relevant documents required to perform the product sales stipulated in this Contract;

2)	There are no pending lawsuits, arbitrations, or other proceedings that Party B has initiated or that could materially affect the operations and arrangements stipulated in this Contract;

3)	Party B strictly complies with Appendix II.

15.3 Each representation and warranty is deemed a separate representation, warranty, undertaking, or commitment depending on the context and is not limited by other representations, warranties, or other provisions of this Contract. Each representation and warranty shall remain valid throughout the Contract Term.

XVI. Liability for Breach and Compensation

16.1 If either Party fails to perform any or all of its obligations under this Contract, or if any guarantee or commitment made by it in this Contract is proven to be untrue or incorrect, such Party shall be deemed to be in breach and shall be liable for the damage and losses caused to the other Party. To the maximum extent permitted by law, regardless of any contrary agreement, Party A's total liability under this Contract shall not exceed the total purchase price paid by Party B to Party A in the previous one (1) month (calculated based on the average monthly payment for the previous year), irrespective of whether the liability arises from contract, warranty, equity, law, or is for any loss, damage, or cost resulting from the performance of this Contract. Under no circumstances shall Party A be liable for losses related to (whether direct or indirect) profits, use, production, corruption, data destruction, or for any indirect, special, consequential loss or damage.

16.2 To the maximum extent permitted by law, unless Party A otherwise agrees in writing, Party A shall not assume any liability for any contracts, guarantees, or other agreements (whether written or oral) entered into by Party B with any third party (including but not limited to distributors, customers, consumers).

16.3 Party B shall indemnify and hold harmless Party A and its Affiliates, employees, and agents from any actions, lawsuits, proceedings, claims, demands, costs (including attorney fees), liabilities, penalties, or losses arising from:

1)	Party B's failure to provide guidance, instructions, or warnings regarding the Products to customers or consumers;

2)	Claims made by third parties (including Party B's employees) against Party A or Party A's employees or Affiliates due directly or indirectly to Party B's negligence or willful misconduct;

3)	Negligence or willful misconduct of Party B (including its employees); and

4)	Party B's breach of the provisions of this Contract.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

XVII. Termination

17.1 If any of the following events occur during the Contract Term, either Party may notify the other Party in writing to terminate this Contract immediately:

1)	The other Party fails to materially comply with and perform any covenant, provision, or obligation under this Contract, or materially breaches any term, condition, or provision it should comply with and perform hereunder, and such error is not rectified within thirty (30) days after the non-breaching Party notifies the breaching Party in writing;

2)	The representations or warranties made by the other Party are proven to be materially incorrect or become materially incorrect;

3)	The other Party voluntarily ceases business or ceases business for legal reasons; or

4)	The other Party becomes bankrupt or is unable to pay its debts as they mature, enters into liquidation or is taken over, or enters into a settlement agreement or debt restructuring agreement with its creditors.

17.2 In addition to the circumstances stipulated above, if any of the following events occur during the Contract Term, Party B shall immediately notify Party A in writing, and Party A has the right to notify Party B in writing to terminate this Contract immediately without assuming any liability:

1)	Party B fails to purchase Products from Party A or pay the purchase price to Party A for three (3) consecutive months;

2)	Party B loses the relevant qualifications for performing this Contract, or the licenses required for performance have expired and cannot be renewed or reapplied for;

3)	The shareholding structure or key management personnel of Party B undergo any changes; or

4)	Other circumstances that may cause Party B to lose or materially affect Party B's qualifications or ability to perform this Contract.

17.3 Party A has the right to terminate this Contract and its related appendices and supplementary agreements by giving one month's prior written notice, without assuming any liability. If the relevant appendices or supplementary agreements stipulate a shorter notice period, the shorter period shall prevail.

17.4 If this Contract is terminated, Party A's authorization to Party B's use of the Intellectual Property in accordance with the Contract shall automatically terminate, and Party B shall immediately cease using the relevant Intellectual Property rights. If Party B delays or refuses to perform this obligation, Party A has the right to choose any effective means to protect its Intellectual Property, including legal action, and Party B shall be liable for all losses caused to Party A by its breach of this clause and all costs (including attorney fees) incurred by Party A in protecting its Intellectual Property.

17.5 If this Contract is terminated, Party A may immediately issue written notices to Party B or any third party Party A deems necessary and publish advertisements/announcements in professional newspapers, industry conferences, or other media, declaring that Party B is no longer associated with Party A or the Products.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

17.6 The termination of this Contract shall not exempt either Party from its obligations at the time of or in the future. All amounts payable by Party B but unpaid under this Contract or related to product sales shall be paid within seven (7) days after the termination of this Contract in accordance with the payment method stipulated in Appendix V of this Contract or other methods agreed by Party A.

17.7 If this Contract is terminated in accordance with the law and its terms, unless Party A expressly agrees in writing to accept or continue performance, all Orders placed by Party B with Party A (regardless of whether Party A has accepted them) shall be deemed immediately cancelled or terminated. Neither Party shall be liable to the other for such cancellation or termination of Orders.

17.8 If this Contract is terminated, Party B shall immediately return to Party A all data, specifications, designs, drawings, descriptions, promotional materials, and other related documents received relating to Party A's Products, or thoroughly destroy them as instructed by Party A.

17.9 Unless otherwise agreed, Party A shall not be liable for any disputes or liabilities between Party B and any other third party arising from the termination of this Contract.

17.10 Unless otherwise agreed, the provisions regarding Intellectual Property, Liability for Breach and Compensation, Dispute Resolution, Confidentiality, and Compliance shall survive the expiration or termination of this Contract.

XVIII. Other

18.1 Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly negotiation between the Parties based on the principles of frankness, good faith, and fair dealing. If negotiation fails, either Party may submit the dispute to the court in the location of Party A for resolution.

18.2 Notices

1)	All notices or other communications required or permitted under this Contract shall be made in writing and sent by email, fax, or express mail to the following addresses:

Party A:
Correspondence Address: Building 3, No. 18 Qingjiangnan Road, Gulou District, Nanjing City, Jiangsu Province
Telephone: [*]
Email: [*]

Party B:
Correspondence Address: No. 1, South Side of Middle Section, Commercial Street, Guangrao Street, Guangrao County, Dongying City, Shandong Province
Telephone: [*]
Email: [*]

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

If either Party changes the above address information, it shall notify the other Party in writing prior to the change.

2)

In the absence of evidence that a notice was received earlier, the time of delivery of any notice or other communication shall be determined as follows:

a. if sent by email, twelve (12) hours after the email is sent; or

b. if sent by express mail, the third (3rd) Working Day after mailing.

18.3 Severability

The provisions of this Contract are severable. If any provision is found or determined by the Parties or a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of any other provision, unless it undermines the basis of this Contract or fundamentally affects its performance. If the invalid or unenforceable provision is fundamental to the arrangement between the Parties, the Parties may unanimously agree to terminate this Contract or amend it.

18.4 No Partnership or Agency

The relationship established between the Parties under this Contract shall not constitute any agency, partnership, or representation. Unless otherwise agreed in writing by the Parties, neither Party shall be deemed to be the agent, partner, or representative of the other Party and shall not be authorized to act or conduct business in the name of or on behalf of the other Party.
Party B is an independent corporate legal entity from Party A, and the cooperation between the Parties shall not under any circumstances be construed as constituting confusion of legal personality.

18.5 Waiver

Unless otherwise provided in this Contract, the failure of either Party to exercise or delay in exercising any right under this Contract shall not constitute a waiver of such rights, and the exercise of any right individually or partially shall not affect the exercise of any other rights.

18.6 Amendment

Any amendment to the terms of this Contract may only be made in writing and shall become effective only after being signed by the authorized representatives of both Parties and affixed with the company seals or contract seals of both Parties.

18.7 Expenses

Each Party shall bear its own expenses incurred in connection with the negotiation, preparation, and execution of this Contract.

18.8 Confidentiality

1)	Confidential Information under this Contract shall not be disclosed to any third party without the prior written permission of the Owner of such information.

2)	Notwithstanding the foregoing, the following information shall not be considered Confidential Information and the Recipient shall not be obligated to maintain its confidentiality:

a. Information that is, or becomes, publicly known at the time of disclosure or thereafter, due to publicity, product inspection, or not due to the Recipient's negligence or wrongful act;

b. Information that was known to or possessed by the Recipient prior to receipt;

c. Information received by the Recipient from a third party not bound by confidentiality obligations, without breach of contract; or

d. Information independently developed by the Recipient.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

3)	Unless otherwise provided in this Contract, during the Contract Term and after its termination, the Parties shall, and shall cause their officers, employees, agents, and Affiliates to, keep confidential and not disclose to any third party any Confidential Information received or obtained from the Owner during the Contract Term.

4)	If Party B is requested or required (in the form of oral questions, inquiries, requests for information or documents, subpoenas, civil investigative demands, or similar procedures) to disclose Confidential Information, Party B shall immediately notify Party A of such request or demand so that Party A may prepare for such disclosure.

18.9 Assignment of Rights and Obligations

Party A may exercise or perform its rights and obligations under this Contract by itself or through its Affiliates, or assign its rights and obligations under this Contract to its Affiliates. Without Party A's prior written consent, Party B shall not entrust its Affiliates to exercise or perform its rights and obligations under this Contract, nor assign its rights and obligations under this Contract to its Affiliates.

18.10 Governing Law

This Contract shall be governed by and interpreted in accordance with the laws of the People's Republic of China (mainland area only).

18.11 Force Majeure

1)	Neither Party shall be liable for delays or failures in performing all or part of this Contract resulting from events beyond its control, which cannot be foreseen, controlled, avoided, or overcome, such as natural disasters, war, military conflicts, riots, orders and requirements of national or local competent authorities, strikes, etc. ("Force Majeure Events"). The Parties fully understand the complexity of the product supply chain, and any events occurring in the supply chain shall also constitute Force Majeure Events.

2)	The affected Party shall notify the other Party in writing as soon as possible of the circumstances preventing performance due to the Force Majeure Event and shall send relevant documents or evidence to the other Party within fifteen (15) days after the occurrence of the Force Majeure Event, explaining the occurrence of the event and its expected duration.

3)	The affected Party shall use all reasonable efforts to mitigate the consequences of any failure or delay in performing this Contract caused by the Force Majeure Event.

4)	If the Force Majeure Event causes the affected Party to delay, fail, or temporarily fail to perform all or part of this Contract for a period exceeding ninety (90) days, either Party may notify the other Party in writing to terminate this Contract.

18.12 Number of Copies and Effectiveness

This Contract is executed in three (3) originals. It shall become effective as of the date of signing by the authorized representatives of both Parties and affixing the company seals or contract seals. Party A shall hold two (2) copies and Party B shall hold one (1) copy. Each copy is an original and has equal legal effect.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

18.13 Entire Agreement

This Contract supersedes all prior oral or written understandings, discussions, arrangements, or agreements regarding the subject matter hereof. The appendices to this Contract form an integral part hereof and have the same effect as this Contract.

18.14 Full Consultation

Each clause in this Contract has been explained to Party B clause by clause by Party A and jointly discussed with Party B. Party A has reminded Party B to pay special attention to all clauses concerning its rights and obligations. Party B has also requested Party A to provide corresponding explanations for the above clauses. Both Party A and Party B have accurately and unmistakably understood the rights, obligations, and liabilities of both Parties as stipulated in this Contract and confirm and accept all the contents hereof.

18.15 Handwritten Content

In this Contract, except for the content handwritten by Party B in the designated spaces or tables as provided for in the contract clauses, any other modifications, supplements, or deletions made by Party B in handwriting to this Contract shall be invalid, except where confirmed by the seals of both Parties.

[NO TEXT HEREAFTER]

Appendices:

I. "List of Acceptable Issuing Banks"

II. "Compliance Terms"

III. "Promotional Cooperation Rebate Terms"

IV. "Supply Price List"

V. "Commercial Terms"

VI. "BFS Channel Special Provisions"

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

[Signature Page]

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Seal)		(Seal)

Signatories:	Yang Guibin, Han Zhaohui, Hu Qin	Signatory:

Date: 2026.06.11		Date: 2026.06.12

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix I: List of Acceptable Issuing Banks
Customer No.: 6200711055

No	Name	Counterparty Bank Name	List
1	中国工商银行	Industrial and Commercial Bank of China	RBCN Bank List
2	中国农业银行	Agricultural Bank of China	RBCN Bank List
3	中国银行	Bank of China	RBCN Bank List
4	中国建设银行	China Construction Bank	RBCN Bank List
5	国家开发银行	China Development Bank	RBCN Bank List
6	中国进出口银行	Export-Import Bank of China	RBCN Bank List
7	中国农业发展银行	Agricultural Development Bank of China	RBCN Bank List
8	交通银行	Bank of Communications	RBCN Bank List
9	中信银行	China Citic Bank	RBCN Bank List
10	光大银行	Everbright Bank	RBCN Bank List
11	华夏银行	Huaxia Bank	RBCN Bank List
12	民生银行	China Minsheng Bank	RBCN Bank List
13	广发银行	China Guangfa Bank	RBCN Bank List
14	平安银行	Ping An Bank	RBCN Bank List
15	招商银行	China Merchants Bank	RBCN Bank List
16	兴业银行	China Industrial Bank	RBCN Bank List
17	上海浦东发展银行	Shanghai Pudong Development Bank	RBCN Bank List
18	中国邮政储蓄银行	Postal Savings Bank of China	RBCN Bank List
19	上海银行	Bank of Shanghai	RBCN Bank List
20	北京银行	Bank of Beijing	RBCN Bank List
21	宁波银行	Bank of Ningbo	RBCN Bank List
22	杭州银行	Bank of Hanghzou	RBCN Bank List
23	江苏银行	Bank of Jiangsu	RBCN Bank List
24	南京银行	Bank of Nanjing	RBCN Bank List
25	重庆银行	Bank of Chongqing	RBCN Bank List
26	成都银行	Bank of Chengdu	RBCN Bank List
27	汉口银行	Hankou Bank	RBCN Bank List
28	乌鲁木齐银行	Bank of Urumqi	RBCN Bank List
29	青岛银行	Bank of Qingdao	RBCN Bank List
30	贵阳银行	Bank of Guiyang	RBCN Bank List
31	苏州银行	Bank of Suzhou	RBCN Bank List
32	广州银行	Bank of Guangzhou	RBCN Bank List
33	郑州银行	Bank of Zhengzhou	RBCN Bank List
34	浙商银行	Zheshang Bank	RBCN Bank List
35	渤海银行	Bohai Bank	RBCN Bank List
36	徽商银行	Huishang Bank	RBCN Bank List
37	汇丰银行（中国）有限公司	HSBC Bank (China) Co.,Ltd	RBCN Bank List
38	东亚银行（中国）有限公司	Bank of East Asia (China) Co., Ltd	RBCN Bank List
39	南洋商业银行(中国)有限公司	Nanyang Commercial Bank (China) Co.,Ltd	RBCN Bank List

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

No	Name	Counterparty Bank Name	List
40	恒生银行（中国）有限公司	Hang Seng Bank (China) Co., Ltd	RBCN Bank List
41	星展银行（中国）有限公司	DBS Bank (China) Limited	RBCN Bank List
42	美国银行	Bank of America	RBCN Bank List
43	三菱日联银行（中国）有限公司	MUFG Bank (China), Ltd.	RBCN Bank List
44	三井住友银行（中国）有限公司	Sumitomo Mitsui Bank (China) Co., Ltd	RBCN Bank List
45	韩国新韩银行（中国）有限公司	Shinhan Bank (China) Co., Ltd	RBCN Bank List
46	韩亚银行（中国）有限公司	Hana Bank(China)Company Limited	RBCN Bank List
47	渣打银行（中国）有限公司	Standard Chartered Bank (China) Co., Ltd	RBCN Bank List
48	法国巴黎银行（中国）有限公司	BNP Paribas (China) Co., Ltd	RBCN Bank List
49	花旗银行（中国）有限公司	Citi Bank (China) Co.,Ltd	RBCN Bank List
50	中原银行	Bank of Zhongyuan	RBCN Bank List
51	盘谷银行	BangKok Bank (China)	RBCN Bank List
52	法国东方汇理银行	Credit Agricole Corporate and Investment Bank (China) Limited	RBCN Bank List
53	大新银行	Dah Sing Bank China	RBCN Bank List
54	德意志银行	Deutsche Bank China Co., Ltd	RBCN Bank List
55	企业银行	Industrial BK Korea China	RBCN Bank List
56	摩根大通银行	JPMorgan Chase BK (China) Co	RBCN Bank List
57	日本瑞穗银行	Mizuho Corporate BK (CN) Ltd	RBCN Bank List
58	法国兴业银行	Societe Generale China	RBCN Bank List
59	大华银行	United Overseas Bank China	RBCN Bank List
60	友利银行	Woori Bank China	RBCN Bank List
61	台州银行	Bank of Taizhou	RBCN Bank List
62	国泰世华银行（中国）有限公司	Cathay United Bank (China) Co., Ltd	RBCN Bank List
63	富邦华一银行有限公司	Fubon Bank (China) Co., Ltd	RBCN Bank List
64	厦门银行	Xiamen Bank	RBCN Bank List
65	华侨银行有限公司	OCBC Bank (China) Limited	RBCN Bank List
66	长沙银行	BANK OF CHANGSHA co., ltd	BSH China Bank List
67	东莞银行	Bank of DongGuan co., ltd	BSH China Bank List
68	吉林银行	BANK OF JILIN	BSH China Bank List
69	宁夏银行	Bank of Ningxia	BSH China Bank List
70	桂林银行	Gui Lin Bank	BSH China Bank List
71	内蒙古银行	Inner Mongolia bank co., LTD	BSH China Bank List
72	嘉兴银行	Jiaxing bank co., LTD	BSH China Bank List
73	浙江稠州商业银行	Zhejiang condensed state commercial Banks	BSH China Bank List
74	河北银行	BANK OF HEBEI CO., LTD	BSH China Bank List
75	天津银行	BANK OF TIANJIN CO., LTD	BSH China Bank List
76	江西银行	Jiangxi bank	BSH China Bank List

(Party A seal)	(Party B seal)

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix II: Compliance Terms

Party A: BSH Home Appliances (China) Co., Ltd.

Party B: Dongying Boruida Trading Co., Ltd., Customer No.: 6200711055

Whereas: Party A and Party B have signed the "2026 Annual Home Appliance Product Sales Contract" (the "Contract") intending to cooperate on Party B's purchase of Party A's Products for resale. Party B fully understands, acknowledges, and agrees to implement these Compliance Terms ("Compliance Terms").

I. Compliance

1.1. Party B shall always comply with all applicable Chinese laws and regulations (including but not limited to those related to anti-corruption, anti-monopoly, personal information protection, and anti-money laundering) and any internationally and domestically recognized codes of business conduct. Party B shall always adhere to the principle of good faith and shall not engage in any conduct that will or may adversely affect Party A's financial management, business operations, or corporate reputation.

1.2. Party B has not and shall not, in any form, directly or indirectly provide any illegal benefits (including but not limited to money or other property) to any employees of government agencies, state-owned enterprises and/or organizations established or controlled by them, or other commercial institutions or personnel representing the foregoing personnel, or any commercial institutions or personnel in such organizations related to Party B's performance of this Contract.

1.3. Party B has not and shall not, for the purpose of obtaining or performing this Contract, give cash, goods, or other improper benefits to any employee of Party A or their relatives, or give property or other improper benefits to Party A's employees or their relatives in the name of promotion fees, publicity fees, sponsorship fees, service fees, consulting fees, commissions, reimbursement of various expenses, or in any other manner.

1.4. Party A and Party B are obligated to take effective measures to prevent their employees or agents, in a company or personal capacity, from directly or indirectly bribing, offering kickbacks, or giving cash, gifts, commodities, or marketable securities to the other Party's employees, agents, other interested persons, or their relatives, or adopting other disguised means to provide improper benefits (except for reasonable business meals). Both Parties are also obligated to prohibit their own employees from accepting bribes, unreasonable gifts, or benefits. In the case of the aforementioned prohibited giving of cash, gifts, or other benefits, the recipient has the obligation to refuse such benefits and immediately file a complaint with the other Party.

1.5. Party B agrees that it shall not require Party A, and Party A has the right to refuse, to perform any illegal acts.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

II. Conflict of Interest

2.1. If the shareholders, directors, supervisors, managers, senior management, cooperation leaders, and their team members of Party B are employees of Party A, their family members, relatives, or close friends, Party B shall, immediately after becoming aware of such information, truthfully and comprehensively notify Party A of such situation in writing via email to compliance.cn@bshg.com. If a Party A employee makes a request to Party B involving a conflict of interest and/or embezzlement, Party B shall also immediately disclose this via email to compliance.cn@bshg.com. Party A has the right to assess the impact of such relationship on the cooperation and decide whether to continue the cooperation with Party B.

2.2. Party B shall not allow Party A's employees, their family members, relatives, or close friends to hold shares in Party B on behalf of others (except for shares held through public securities trading markets with less than 5% of issued shares, through direct or indirect holdings in funds without actual control, or through trusts where the beneficiary is not the individual or their related parties). Party B shall also not allow Party A's employees to hold part-time positions, provide services to Party B, or serve as consultants, etc. If Party B fails to comply with the foregoing agreement, Party A has the right to immediately terminate the Contract without assuming any liability for breach.

2.3. Party B acknowledges that hiring former employees of Party A may lead to conflicts of interest or leakage of Party A's sensitive or confidential information, which is detrimental to the work of both Parties. If it involves former employees of Party A who left due to violations of Party A's compliance policies within two years, Party B will not arrange for them to participate in Party A's business, especially not to represent Party B in liaising with Party A. If it involves former employees of Party A who left for non-violation reasons, the corresponding restriction period is six months from the date of departure. Regardless of whether within the aforementioned period, Party B shall promptly inform Party A about hiring former Party A employees so that Party A can verify and assess the situation promptly. Party B is obligated to cooperate with Party A in taking appropriate measures to minimize the impact on the cooperation between the Parties.

2.4. Family members and relatives refer to persons who have or had a family relationship based on marriage and blood ties, as well as persons with cohabitation, support, foster care, or other relationships, mainly including:

•	Spouse, parents (including birth parents, adoptive parents, and stepparents with a supporting relationship, the same below), parents of the spouse;

•	Children (including legitimate children, illegitimate children, adopted children, and stepchildren with a supporting relationship, the same below), spouses of the children, and parents of the children's spouses;

•	Siblings (including full siblings, half-siblings, adopted siblings, step-siblings with a supporting relationship, the same below), spouses of siblings and their children;

•	Grandparents and great-grandparents;

•	Siblings of parents, their spouses, and children;

•	Spouses of siblings and their spouses and children;

•	Close friends: persons with a close relationship formed due to common economic interests, including but not limited to joint investment in real estate or enterprises; romantic relationships; and other close relationships that employees believe may create a conflict of interest.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

III. Related Party Relationships

If Party B has any of the following relationships with Party A's existing or potential customers (collectively "Party A's Partners"), Party B shall be deemed a related party of Party B. Party B shall proactively disclose this to Party A and provide further information as requested by Party A. If Party B fails to proactively disclose, Party A has the right to immediately terminate its business relationship with Party B and its related parties without assuming any liability for breach. Related parties of Party B include related legal entities and related natural persons, etc.

A. A legal entity or other organization with any of the following characteristics shall be a related legal entity of Party B:

i. A legal entity or other organization that directly or indirectly controls Party B;

ii. A legal entity or other organization directly or indirectly controlled by the entity listed in (i) above, other than Party B and its holding subsidiaries;

iii. A legal entity or other organization directly or indirectly controlled by a related natural person of Party B as listed in Section B, or where a related natural person serves as a director or senior management, other than Party B and its holding subsidiaries;

iv. A legal entity or other organization holding 5% or more of the shares of a listed company;

v. Other legal entities or other organizations determined by the exchange based on the substance-over-form principle as having a special relationship with Party B that may lead to Party B favoring them, including legal entities or other organizations holding 10% or more of the shares of a holding subsidiary that has a significant impact on Party B.

vi. If Party B and the entity listed in (ii) are under the control of the same state-owned asset management institution, they shall not be deemed related parties solely for that reason, unless the legal representative, general manager, or more than half of the directors of such entity also serve as directors, supervisors, or senior management of the listed company.

B. A natural person with any of the following characteristics shall be a related natural person of Party B:

i. A natural person directly or indirectly holding 5% or more of the shares of Party B;

ii. Directors, supervisors, and senior management of Party B;

iii. Directors, supervisors, and senior management of the related legal entity listed in Section A(i);

iv. Close family members of the persons mentioned in Sections (i) and (ii) of this Article (including: spouse, children over the age of 18 and their spouses, parents and parents of the spouse, siblings and their spouses, spouses' siblings, and parents of the children's spouses);

v. Other natural persons determined by the exchange based on the substance-over-form principle as having a special relationship with Party B that may lead to Party B favoring them, including natural persons holding 10% or more of the shares of a holding subsidiary that has a significant impact on Party B.

C. A legal entity, other organization, or natural person with any of the following characteristics shall be deemed a related party of Party B:

i. According to an agreement or arrangement signed with Party B or its related parties, they will have the circumstances stipulated in Section A or B upon the agreement or arrangement becoming effective or within the next twelve months;

ii. They have had the circumstances stipulated in Section A or B within the past twelve months.

D. Based on the substance-over-form principle, any other circumstances that may affect the equity interests of Party A's company are also subject to the provisions of this Article.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

IV. Personal Information Protection

4.1 Party B shall collect, process, and protect personal information in accordance with the latest applicable personal information protection regulations.

4.2 Party B shall establish management systems and operating procedures related to personal information protection (including but not limited to operational authority management, personnel training, security incident emergency plans, etc.) and adopt secure and effective measures to protect personal information.

4.3 Party B shall promptly respond to relevant rights requests made by data subjects in accordance with the law. If Party A's processing is required, Party B shall immediately inform and assist Party A in handling such requests.

4.4 Party B shall ensure that the personal information provided to Party A has been lawfully informed of the specific content of the personal information processing (including but not limited to the purpose, method, etc.) and has obtained the individual's written consent, or processed based on other legally stipulated circumstances.

4.5 If Party B violates personal information protection laws, regulations, relevant provisions, and this agreement, Party A has the right to terminate the Contract, and Party B shall compensate Party A for all losses incurred thereby.

4.6 To the maximum extent permitted by law:

Party B acknowledges and agrees that Party A may use, store, disclose, and transmit to all third parties that Party A deems necessary (including but not limited to the following (i) to (iii)), and/or obtain from and/or exchange with such third parties, information of Party B's shareholders, directors, or executives and/or other relevant individuals or organizations ("Relevant Information") for the purposes listed in (a) to (e) below:

(i) Party A and Party A's Affiliates;

(ii) Any third party to whom Party A or Party A's Affiliates have a disclosure obligation under any laws or regulations (including anti-money laundering, counter-terrorism, anti-corruption, and international sanctions laws) binding on Party A or Party A's Affiliates; and

(iii) Any agents, contractors, or third-party service providers providing management, compliance auditing, electronic communications, computer, payment, or other services to Party A or Party A's Affiliates in connection with their operations.

Party B acknowledges and agrees that Party A may use, store, disclose, and transmit Relevant Information for the following purposes:

(a) In connection with the products or services provided by Party A to any third party;

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

(b) For verifying such Relevant Information with Party A and Party A's Affiliates where the information is held, for any purpose (whether or not to take legal action against Party B);

(c) For generally promoting, improving, and facilitating the provision of any products or services by Party A and Party A's Affiliates to Party B;

(d) For reviewing and managing the relationship between Party B and Party A's Affiliates; and

(e) For complying with any and all laws, regulations, and regulatory requirements that Party A deems applicable to Party A or Party A's Affiliates.

Party A and Party A's Affiliates may also disclose, transmit (whether within or outside mainland China), obtain from, and/or exchange Relevant Information with other third parties as stipulated in Party A's various information disclosure policies as set forth in statements, guidelines, notices, and other terms and conditions provided by Party A to Party B from time to time, provided such disclosure is not prohibited by laws and regulations.

If any third party's Relevant Information has been or will be disclosed to Party A, Party B shall ensure that such third party consents to the disclosure of such Relevant Information to Party A for the purposes described in this Article and agrees to Party A's disclosure of such Relevant Information to any other party in accordance with this Article.

V. Lawful Sales

5.1 Party B shall comply with applicable laws and regulations, such as the Anti-Unfair Competition Law, Consumer Protection Law, Advertising Law, Price Law, and other relevant provisions, and shall not engage in conduct that damages Party A's brand, makes false advertisements, disrupts market competition order, or harms the legitimate rights and interests of other operators or consumers.

5.2 Party B shall not make any alterations (including modifications or replacements) to Party A's original products, packaging, or labels. If there are special circumstances, Party B shall immediately contact Party A for negotiation. For products with any defects, quality issues, or potential safety concerns, Party B shall handle them in accordance with the law and the agreement of the Parties and shall not harm consumers' rights and Party A's legitimate interests in any way (such as passing off substandard goods as good, old as new, false advertising, concealing the true condition of the product, or exaggerating problems). Party B shall ensure that its downstream distributors (if any) sell Party A's products in accordance with the foregoing requirements.

5.3 Party B shall not, knowingly or unknowingly, directly or indirectly use Party A's deliverables for the research, development, or production of nuclear, chemical, or biological weapons, other war weapons, or missile technology for military purposes, or for diffusion, or engage in other activities that violate applicable domestic or international trade control laws, regulations, administrative orders, and sanction requirements. Furthermore, Party B shall not transfer Party A's deliverables to any third party for any such purposes. If Party B violates this obligation, Party A has the right to demand that Party B bear all losses incurred thereby (including attorney fees, administrative penalties) and immediately terminate this Contract without assuming any liability for breach.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

5.4 If, according to other applicable mainland China or other foreign trade control laws, regulations, administrative orders, and sanction requirements, Party A needs to obtain additional approvals before selling the Products to Party B or delivering them to a third party designated by Party B, Party B hereby expresses its understanding and acceptance. If Party A ultimately fails to obtain the aforementioned approvals or permits, it may unconditionally revoke the corresponding Order, refuse delivery, or terminate this Contract without assuming any liability for breach or tort.

VI. Product Safety

6.1 The Products under this Contract (1) comply with all local mainland Chinese (safety) laws, regulations, and other provisions (including but not limited to specific national technical requirements and guidelines) and (2) possess the product safety regulatory certifications (such as energy labels) required by the competent mainland Chinese authorities. Products that meet the requirements (1) and (2) of this clause are hereinafter referred to as "Legal Products."

6.2 Party B shall not directly or indirectly sell the Products to countries or regions outside mainland China. If it does so, Party B shall be solely responsible for ensuring that the Products sold and the after-sales services provided comply with the laws and regulations of that country or region, particularly (but not limited to) electrical standards. Party B or any third party shall indemnify Party A and its Affiliates for any liability and/or damages (including but not limited to loss of reputation, costs or expenses related to administrative or judicial proceedings, attorney fees for rights protection, etc.) and/or any third-party claims arising from the direct or indirect sale of illegal Products and the potential risks this may pose to end consumers.

6.3 The modification of Products or product accessories (such as plugs) by non-professionals carries high risks of electric shock, explosion, and/or fire, which can be life-threatening and cause severe injury. Party B shall under no circumstances modify the Products/product accessories, nor authorize others to do so, unless required by the laws of the country or region of sale, and at least the following safeguards must be in place: (1) the modification work is performed by qualified experts; (2) the modification work complies with the current state of technology (recognized technical rules and accessories that comply with the technical standards of the country or region of sale (e.g., plugs)); and (3) the modified Products/product accessories comply with local laws, particularly (but not limited to) the electrical standards of the country or region of sale. Party B has the burden of proof to demonstrate that each modified Product/product accessory complies with the above safeguards.

6.4 It is hereby stated that if the modification work is performed by professionals not authorized by Party A, the warranty provided directly by Party A to end consumers (manufacturer's guarantee) may not apply under Party A's warranty conditions.

6.5 If Party A discovers that Party B is directly or indirectly selling the Products to regions or countries outside mainland China, Party A has the right to terminate this Contract immediately without assuming any liability for breach.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

6.6 Party B agrees to work together with Party A to ensure the safety of Party A's Products in the market. Party B has the responsibility to understand market opinions regarding the use of Party A's Products and inform Party A (including but not limited to news or reports about Party A's Products, consumer complaints, warranty, insurance, or compensation claims, quality issues, product testing opinions, market usage feedback, etc.). If Party B becomes aware of any accident or potential safety risk related to Party A's Products, it shall immediately notify Party A in writing, providing detailed information, and shall use its best efforts to assist Party A in handling the incident.

In this Appendix, Party B includes Party B, its agents, Affiliates, employees, or anyone acting on behalf of Party B. Party B shall immediately notify Party A upon becoming aware of any breach of Party B's obligations under this agreement or any violation of this agreement by Party A's employees, agents, Affiliates, consultants, or any related third party. Such notice shall be sent via email to Compliance.cn@bshg.com, providing detailed information. If Party A discovers that Party B's employees, agents, consultants, or any related third party is violating this agreement, it shall immediately notify Party B. Upon the request of Party A or its Affiliates from time to time, Party B shall promptly (without undue delay) provide Party A with information regarding Party B's compliance with this agreement.

Upon Party A's request, Party B is obligated to provide Party A with all information related to the business and cooperation, including but not limited to the list of promoters, attendance management, product sales information, and any other information that may affect Party A's business and rights.

Party B expressly acknowledges that if it has committed any of the above acts without timely and truthfully informing Party A, Party B shall pay Party A a penalty of RMB 50 million or 50% of the previous year's contract transaction amount (whichever is higher).

If Party B fails to comply with any provision of this agreement, it shall be deemed a material breach of the Contract. In such cases, Party A may, at its sole discretion, reduce the sales resource support to Party B and terminate any currently effective contract between the Parties immediately by written notice to Party B, without assuming any liability for breach to Party B, and without affecting any other remedies available to Party A. If the penalty is insufficient to compensate Party A for the losses caused by Party B's acts, Party A and its Affiliates shall have the right to claim compensation for any and all losses resulting from such breach, including but not limited to any loss of profits, consequential losses, and any amounts (including but not limited to penalties, compensation for loss of turnover and profits, and/or punitive damages) that Party A or its Affiliates are required to pay to any third party in connection with such breach. Party A's other rights under relevant laws and regulations shall remain unaffected.

[NO TEXT HEREAFTER]

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Seal)		(Seal)

Signatories:	Yang Guibin, Han Zhaohui, Hu Qin.	Signatory:

Date: 2026.06.11		Date: 2026.06.12

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix III: Promotional Cooperation Rebate Terms

Customer No.: 6200711055

During the validity period of the main contract, to further promote the sale of BSH home appliance products, Party A and Party B may from time to time conduct some phased promotional activities ("Promotional Cooperation") in accordance with the following provisions through budget letters/settlement letters:

1.	Definitions:

Shipment refers to Party B's purchase of Products from Party A;

Retail refers to Party B's sale of the Products to end consumers, where the consumer pays the full purchase price. Any sale where the full purchase price is not paid is considered pre-sale and does not count as retail. Any sale not to an end consumer is not counted as retail;

Product Display refers to Party B displaying sample machines in stores according to Party A's display requirements;

Supply Price refers to the product supply price specified in the main contract's appendix "BSH Home Appliances (China) Co., Ltd. Supply Price List" (including its updates from time to time), without any commercial discounts deducted;

Amount, in the following promotional cooperation methods, refers to the tax-inclusive supply price amount, i.e., quantity of Products multiplied by the Product Supply Price.

2.	Promotional Cooperation Methods:

Upon Party B achieving certain rebate tiers (see the rebate tier table in the budget letter), Party A shall grant Party B certain rebates as follows:

2.1 Shipment Rebate

Party A shall grant Party B a certain shipment rebate based on the quantity or amount of Products shipped during the promotional cooperation period corresponding to the quantity or amount tier. The aforementioned quantity and amount shall be based on Party A's system data, representing the quantity or amount of Products shipped during the promotional cooperation period, excluding the invoiced quantity or amount of returned Products.

2.2 Retail Rebate

Party A shall grant Party B a certain retail rebate based on the quantity or amount of Products retailed during the promotional cooperation period corresponding to the quantity or amount tier. Party A will verify the aforementioned quantity or amount based on the systems or actual conditions of both Parties, and the final data shall be based on the data published by Party A after verification. This represents the quantity or amount of Products retailed during the promotional cooperation period, excluding returns by retail end consumers, regardless of whether the returned Products were sold during the promotional cooperation period.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2.3 Display Rebate

Party A shall grant Party B a certain display rebate based on the quantity or amount of Products displayed during the promotional cooperation period corresponding to the quantity or amount tier.

3.	Notwithstanding the above, the total rebate amount Party B can obtain from Party A under the budget letter shall not exceed the "Rebate Limit" (as specified in the budget letter). Even if the actual rebate amount calculated based on the rebate methods agreed upon by both Parties exceeds the Rebate Limit, the Parties shall still settle according to the agreed Rebate Limit, unless otherwise agreed in writing by the Parties. After the end of the promotional cooperation period, the Parties shall sign a settlement letter corresponding to the budget letter based on the provisions of the budget letter to confirm the final settlement amount. The final settlement amount shall be calculated based on the actual quantity or amount of Products shipped, retailed, or displayed for the models listed in the appendix of the budget letter, multiplied by the corresponding rebate standard, provided the total value reaches the rebate tier target specified in the budget letter. Settlement letters shall be issued separately by brand based on the aggregated amount. The rebate amount in the settlement letter shall not exceed the Rebate Limit agreed in the budget letter.

4.	Party A has the right to require Party B to provide supporting documents and completion reports according to the type of activity signed under this budget letter to understand the specific circumstances of the brand support activities and consumer experience. (Supporting documents and completion reports include but are not limited to: booth location maps, booth renderings and actual photos or posters; media support-related activity scheduling documents and screenshots of support during the activity period; sample machine lists and actual sample machine sales or display results; detailed consumer orders stamped by the customer, including but not limited to those for bundle purchases/fixed set promotions and trade-in activities). Party A has the right to audit Party B based on the aforementioned support. If Party B cannot complete the promotional activities or Party A has sufficient evidence that Party B cannot complete them, Party A has the right to cease providing this type of promotional activity rebate support to Party B.

5.	The budget letter and settlement letter only apply when Party B is a general VAT taxpayer. After the promotional cooperation period ends and after both Parties have verified and signed the settlement letter, Party B shall provide the corresponding "Information Form for Issuing a Red-letter Special VAT Invoice" ("Red-letter Notice"). This procedure shall be completed within five (5) months from the date the settlement letter is signed. If not completed as scheduled, Party B shall be deemed to have automatically waived the rebate recorded in the settlement letter signed by both Parties, and Party A shall have no obligation to pay the rebate recorded in the settlement letter to Party B. If completed as scheduled, after Party A receives and reviews the aforementioned Red-letter Notice, Party A shall issue a red-letter invoice to Party B. Party A will not directly pay the rebate to Party B but will apply this rebate amount as a deduction against Party B's accounts receivable. Party B shall handle the "Information Form for Issuing a Red-letter Special VAT Invoice" based on the settlement letter.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

6.	Party B shall faithfully fulfill the conditions stipulated in the budget letter. If Party B violates the provisions of the budget letter or conducts any illegal promotional activities, Party A has the right to refuse to grant any rebate stipulated in the budget letter without assuming any liability. Furthermore, for any rebates already granted by Party A to Party B under the budget letter, Party A has the right to demand that Party B immediately return the corresponding amount or directly deduct it from any other payments Party B makes to Party A under the budget letter or the main contract, or from any amounts payable by Party A to Party B.

7.	Miscellaneous:

7.1 All content in the budget letter and settlement letter, except for the brackets, underlined parts, and tables that can be filled in manually, any other handwritten content shall have no legal effect on the Parties. For the table parts, before signing or sealing by both Parties, empty spaces should be struck through with a slash, otherwise they shall have no legal effect.

7.2 The rebates in the budget letter and settlement letter shall be made explicitly, and both Parties agree to accurately record the amounts of the aforementioned promotional cooperation in their accounting books. Both Parties agree to reconcile accounts monthly to ensure clarity and accuracy.

[NO TEXT HEREAFTER]

Signing Page for Appendix III "Promotional Cooperation Rebate Terms"

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Seal)		(Seal)

Signatory:	Yang Guibin, Han Zhaohui, Hu Qin	Signatory:

Date: 2026.06.11		Date: 2026.06.12

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - StudioLine	Brand Franchise Store

Unit: RMB/Unit

Product Series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price
steam ovens	1	CD914GXB1W	star model	20,265	13%	22,900
ovens	2	HB978GQB1W	star model	26,460	13%	29,900
steam ovens	3	HS958GDB1W	star model	22,920	13%	25,900
microwave ovens	4	HM978GMB1W	star model	22,920	13%	25,900
range hoods	5	LD88WMM66W	star model	22,035	13%	24,900
coffee machines	6	CT718L1B0W	premium model	24,690	13%	27,900
coffee machines	7	CT918L1B0W	star model	26,460	13%	29,900

Party A Seal:/seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the product supply prices and product model sales channels listed in the above table based on business needs.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - Refrigerators	Brand Franchise Store

Unit: RMB/Unit

Product Series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price	Category
Refrigerator	1	GI81NHD36C	star model	22,123	13%	24,999	A
Refrigerator	2	GU21NADE0C	star model	7,956	13%	8,990	A
Refrigerator	3	KA92EA220C	premium model	6,982	13%	7,890	A
Refrigerator	4	KA99VA620C	premium model	10,531	13%	11,900	A
Refrigerator	5	KB96NVDD0C	star model	14,956	13%	16,900	A
Refrigerator	6	KBTTAL556C	star model	4,424	13%	4,999	A
Refrigerator	7	KC82AA349C	star model	16,726	13%	18,900	A
Refrigerator	8	KC82E1620C	star model	8,221	13%	9,290	A
Refrigerator	9	KC82EA256C	entry-level	5,124	13%	5,790	A
Refrigerator	10	KC82EA920C	premium model	9,106	13%	10,290	A
Refrigerator	11	KC82VA320C	premium model	14,071	13%	15,900	A
Refrigerator	12	KC88EA256C	premium model	7,071	13%	7,990	A
Refrigerator	13	KC88EA420C	premium model	7,071	13%	7,990	A
Refrigerator	14	KF505681EC	premium model	7,425	13%	8,390	A
Refrigerator	15	KF52AA620C	premium model	11,416	13%	12,900	A
Refrigerator	16	KF72AA349C	premium model	13,186	13%	14,900	A
Refrigerator	17	KF72VA220C	premium model	9,646	13%	10,900	A
Refrigerator	18	KF82AA657C	mid-range model	16,726	13%	18,900	A
Refrigerator	19	KF82VA256C	mid-range model	13,186	13%	14,900	A
Refrigerator	20	KF82VA420C	star model	13,186	13%	14,900	A
Refrigerator	21	KF88E1220C	star model	7,425	13%	8,390	A
Refrigerator	22	KG28US221C	star model	4,866	13%	5,499	B
Refrigerator	23	KG405653VC	premium model	7,071	13%	7,990	A
Refrigerator	24	KI81FHD36C	star model	22,123	13%	24,999	A
Refrigerator	25	KI86NHFD0C	star model	13,186	13%	14,900	A
Refrigerator	26	KI87SAF32C	star model	15,035	13%	16,990	A
Refrigerator	27	KT92AA256C	star model	15,841	13%	17,900	A
Refrigerator	28	KT92PA650C	star model	17,699	13%	20,000	A
Refrigerator	29	KT92PA658C	star model	20,354	13%	23,000	A
Refrigerator	30	KU21RADE0C	star model	7,956	13%	8,990	A
Refrigerator; wine cabinet	31	KW35VB7TSC	star model	8,849	13%	9,999	A
Refrigerator; wine cabinet	32	KW36KATGAC	star model	26,460	13%	29,900	A
Refrigerator; wine cabinet	33	KW3MVB8TSC	star model	7,964	13%	8,999	A
Refrigerator; wine cabinet	34	KW3SVB6TSC	premium model	7,079	13%	7,999	A
Refrigerator; wine cabinet	35	KW3UVA5TSC	premium model	6,194	13%	6,999	A

Party A Seal: /seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the product supply prices and product model sales channels listed in the above table based on business needs.

A: Designated models;

B: Other models

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - Washing Machines

Brand Franchise Store

Unit: RMB/Unit

Product Series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price	Category
washing machines	1	WG52J7Y70W	premium model	4,593	13%	5,190	A
washing machines	2	WG54C5C10W	star model	7,956	13%	8,990	A
washing machines	3	WG54C8C10W	premium model	9,726	13%	10,990	A
washing machines	4	WG54K7D00W	star model	6,540	13%	7,390	A
washing machines	5	WG54K7D70W	star model	6,540	13%	7,390	A
washing machines	6	WG54M7D20W	star model	7,956	13%	8,990	A
washing machines	7	WG56B2B00W	star model	13,186	13%	14,900	A
washing machines	8	WG52J5000W	premium model	3,973	13%	4,490	A
washing machines	9	WQ52J7U70W	premium model	6,186	13%	6,990	A
dryers	10	WQ55K7U00W	star model	7,602	13%	8,590	A
dryers	11	WQ55K7U70W	star model	7,602	13%	8,590	A
dryers	12	WQ55M7U20W	star model	9,726	13%	10,990	A
dryers	13	WQ56B2C00W	star model	13,186	13%	14,900	A
dryers	14	WQ56C8C10W	star model	12,381	13%	13,900	A
washer-dryers	15	WJ25XLA08W	mid-range model	5,566	13%	6,290	A
washer-dryers	16	WN54K7G00W	star model	6,982	13%	7,890	A
mini washers	17	WZ0AW7000W	premium model	4,416	13%	4,990	A
mini washers	18	WZ0AW7010W	premium model	4,416	13%	4,990	A
accessories	19	WZPFRK	premium model	265	13%	299	B

Party A Seal: /seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the product supply prices and product model sales channels listed in the above table based on business needs.

A: Designated models; B: Other models

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - Dishwashers	Brand Franchise Store

Unit: RMB/Unit

Product Series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price
sterilizers	1	HS223601W	entry-level	2,035	13%	2,299
dishwashers	2	SE43HB25KC	premium model	6,717	13%	7,590
dishwashers	3	SE45ZB25KC	premium model	7,956	13%	8,990
dishwashers	4	SE45ZC25KC	premium model	7,956	13%	8,990
dishwashers	5	SJ43HB88KC	mid-range model	5,743	13%	6,490
dishwashers	6	SJ45ZB88MC	premium model	9,381	13%	10,600
dishwashers	7	SJ53HS03KC	entry-level	5,301	13%	5,990
dishwashers	8	SJ53HS11KC	mid-range model	6,628	13%	7,490
dishwashers	9	SJ63HX66MC	mid-range model	6,628	13%	7,490
dishwashers	10	SJ85ZX08MC	star model	12,389	13%	14,000
dishwashers	11	SN23HL25MC	mid-range model	6,186	13%	6,990
dishwashers	12	SN25ZB24MC	premium model	10,177	13%	11,500
dishwashers	13	SN65ZX00MC	star model	11,504	13%	13,000
dishwashers	14	SN65ZX08CC	star model	14,071	13%	15,900
dishwashers	15	SN75ZX00MC	star model	11,947	13%	13,500
accessories	16	SZ02AEUFI	entry-level	876	13%	990
accessories	17	SZ02AEUFIH	entry-level	699	13%	790
accessories	18	SZ02AXCFI	entry-level	699	13%	790
accessories	19	SZ06AEUBI	entry-level	876	13%	990
accessories	20	SZ06AEUFIH	entry-level	699	13%	790
accessories	21	SZ06ALCBI	entry-level	478	13%	540
accessories	22	SZ06AXCBI	entry-level	478	13%	540
accessories	23	SZ06AXCFI	entry-level	699	13%	790
accessories	24	SZ0LAXCFI	entry-level	699	13%	790
accessories	25	SZ0NAXCFI	entry-level	699	13%	790
accessories	26	SZ0SAXCFI	entry-level	699	13%	790
accessories	27	SZ30CS00	entry-level	88	13%	99
accessories	28	SZ36SC88	entry-level	88	13%	99

Party A Seal: /seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the product supply prices and product model sales channels listed in the above table based on business needs.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - Kitchen Appliances

Brand Franchise Store

Unit: RMB/Unit

Product Series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price
hobs	1	EH33163TI	mid-range model	1,769	13%	1,999
hobs	2	EX877NYV6E	star model	21,105	13%	23,900
hobs	3	EH8P5262W	premium model	4,778	13%	5,399
gas cooktops	4	ER72B3VBMP	mid-range model	1,850	13%	2,090
gas cooktops	5	ER92B3MBMP	premium model	3,531	13%	3,990
gas cooktops	6	ER92B3MEMP	premium model	2,912	13%	3,290
gas cooktops	7	ER92X8NBMP	star model	5,389	13%	6,090
gas cooktops	8	ER95A3MBMP	premium model	2,823	13%	3,190
gas cooktops	9	ER9EPA33MP	star model	3,965	13%	4,480
gas cooktops	10	ERJA8A3BMP	entry-level	1,496	13%	1,690
range hoods	11	LC78FC9C0W	premium model	6,194	13%	6,999
range hoods	12	LC82F6PB9W	star model	8,841	13%	9,990
range hoods	13	LD88WMM66W	star model	22,035	13%	24,900
range hoods	14	LS32B5VC9W	premium model	5,212	13%	5,890
range hoods	15	LS62A8ME9W	premium model	7,602	13%	8,590
range hoods	16	LS72B7PB9W	star model	9,646	13%	10,900
steam ovens	17	CD5K0R1B0W	premium model	6,097	13%	6,890
steam ovens	18	CD714GXB1W	star model	14,956	13%	16,900
steam ovens	19	CD7R0E8B0W	premium model	6,097	13%	6,890
ovens	20	HB272ABB3W	premium model	7,071	13%	7,990
ovens	21	HB557GFS3W	premium model	7,956	13%	8,990
ovens	22	HB754G2B1W	star model	11,416	13%	12,900
ovens	23	HB776G3B1W	star model	14,956	13%	16,900
steam ovens	24	HS756G4B1W	premium model	16,372	13%	18,500
steam ovens	25	CS1T5MAG4W	premium model	6,628	13%	7,490
steam ovens	26	CS736G3B1W	premium model	12,832	13%	14,500
microwave steam ovens	27	CP1R7E1N3W	premium model	9,646	13%	10,900
microwave steam ovens	28	CP1S7NAG3W	premium model	9,646	13%	10,900
microwaves	29	BE525LMS0W	mid-range model	2,742	13%	3,099
warming drawers	30	BI710C1B1W	premium model	5,743	13%	6,490
coffee machines	31	CT718L1B0W	premium model	24,690	13%	27,900
built-in water dispensers	32	WS7FSB0C5C	star model	12,301	13%	13,900
built-in water dispensers	33	WS7060BC1C	star model	12,301	13%	13,900
built-in water dispensers	34	WS5054BC1C	premium model	7,956	13%	8,990
built-in water dispensers	35	WS5053BB3C	premium model	7,071	13%	7,990
storage drawers	36	MS500BI01C	mid-range model	2,654	13%	2,999

Party A Seal: /seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the proåduct supply prices and product model sales channels listed in the above table based on business needs.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

2026 BSH Home Appliances (China) Co., Ltd. Supply Price List - Home Appliances

Brand Franchise Store

Unit: RMB/Unit

Brand	Product series	No.	Model	Positioning	Tax-exclusive supply price	Tax Rate	Tax-inclusive supply price
Siemens	reestanding coffee machine	1	TF303C07	premium model	3,088	13%	3,490
Siemens	reestanding coffee machine	2	TF305CF9	premium model	3,088	13%	3,490
Siemens	reestanding coffee machine	3	TQ515C02	premium model	5,832	13%	6,590
Siemens	reestanding coffee machine	4	TE607803CN	premium model	6,274	13%	7,090
Siemens	reestanding coffee machine	5	TQ705C03	star model	8,761	13%	9,900
Siemens	reestanding coffee machine	6	TQ707C03	star model	9,646	13%	10,900
Siemens	reestanding coffee machine	7	TQ905C03	star model	14,071	13%	15,900
Siemens	reestanding coffee machine	8	TQ907C05	star model	17,611	13%	19,900

Party A Seal: /seal/

Note: This price list is effective from January 1, 2026. BSH Home Appliances (China) Co., Ltd. has the right to reasonably adjust the product supply prices and product model sales channels listed in the above table based on business needs.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

SIEMENS

Appendix V Commercial Terms (For Brand Store Channel Non-club Customers)
Customer No.: 6200711055

1. Applicable Products

Siemens brand products of the following categories:

1)	Major Appliances: including freestanding major appliances, referring to freestanding refrigerators (including wine coolers) and freestanding washing machines (including washer-dryers, dryers);

2)	Kitchen Appliances: including built-in major appliances (referring to built-in refrigerators, built-in wine coolers), dishwashers, range hoods, cooktops, sterilizers, cavity products (ovens, steam ovens, microwaves, and multi-function combinations), warming drawers (including vacuum drawers), built-in coffee machines, built-in water dispensers;

3)	Small Domestic Appliances: including freestanding coffee machines.

2. Party B's Taxpayer Status

On the Effective Date of the main contract, Party B is the following type 1 taxpayer:

1)	General VAT taxpayer

2)	Small-scale VAT taxpayer

If Party B is a small-scale VAT taxpayer on the Effective Date of the main contract and becomes a general VAT taxpayer during the Contract Term, it shall notify Party A in writing in advance.

3. Payment Arrangement

The main contract adopts a prepayment method, meaning Party B shall pay the purchase price at the time of placing each Order with Party A or no later than three (3) Working Days after the Order is placed.

4. Payment Method

Under the main contract, Party B shall pay the purchase price in the following method 1:

1)	Telegraphic Transfer (TT)

2)	Electronic bank acceptance bill with a maximum term of three (3) months

3)	Electronic bank acceptance bill with a maximum term of six (6) months

If the issuing bank of the acceptance bill provided by Party B under the main contract refuses to honor the bill for any reason, Party B shall pay the corresponding purchase price to Party A via TT within ten (10) Working Days from Party A notifying Party B of the refusal. For late payment by Party B, Party A has the right to charge interest on the overdue payment at the interest rate of the late payment penalty for bank loans plus 30%. If during the Contract Term, two (2) acceptance bills provided by Party B are refused by the issuing bank, Party A has the right to refuse Party B's payment by acceptance bill and require Party B to pay the purchase price under the main contract via TT.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

5. Account Information

1)	If Party B pays the purchase price via TT, Party A's receiving account is: Deutsche Bank (China) Co., Ltd., Shanghai Branch, Account Number: 3508140015. Party B shall pay the purchase price under the main contract from an account in its own name.

2)	If Party B pays the purchase price via electronic acceptance bill, Party A's receiving account is: Citibank (China) Co., Ltd., Nanjing Branch, Account Number: 1746189229, Beneficiary Name: BSH Home Appliances (China) Co., Ltd. (The parentheses in the beneficiary name and account opening bank name must be full-width characters in Chinese state).

3)	The issuing bank of the electronic bill shall be one of the banks listed in Appendix I "List of Acceptable Issuing Banks" of the main contract.

4)	The number of endorsements of the electronic bank acceptance bill shall not exceed three.

6. Sales Management

1)

The Parties agree that Party B, as a retail customer of Party A, shall leverage its own advantages and dedicate itself to providing consumers with high-quality products and services. Based on this:

a) Party B shall focus its operations on the: Brand Store Channel, and its operational area is China/Shandong Province/Dongying City, China/Shandong Province/Binzhou City. If Party B intends to sell Products to other channels/regions, it shall communicate with Party A in advance and reach an agreement.

b) If Party B intends to engage in online business, it shall communicate with Party A in advance and may sell Party A's products online only after obtaining Party A's authorization. Party B may only use the marketing materials provided by Party A and shall not infringe upon Party A's intellectual property rights.

c) Party B shall focus on improving its ability to serve consumers in retail and shall not resell the cooperative products on a wholesale basis or other non-retail forms (not targeting end consumers), unless otherwise confirmed by Party A.

d) All resources provided by Party A for retail promotion, such as promotional cooperation rebates, gifts, service rights, etc., may only be used for retail business and not for wholesale or other non-retail (not targeting end consumers) business, unless otherwise confirmed by Party A.

e) If Party B violates any provision of this Article, or engages in dishonest acts including but not limited to falsifying sales data, Party A has the right, depending on the circumstances, to reduce marketing resource support to Party B, adjust the priority of product supply; in serious cases, Party A has the right to terminate the sales contract with Party B. If the aforementioned circumstances occur and remain unrectified after two communications by BSH, BSH has the right to unilaterally terminate the sales contract with Party B at any time without liability. Party A shall not assume any liability for breach to Party B for taking the aforementioned measures.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

7. Commercial Policies

(1) Discounts

Party A agrees to grant Party B the following discounts, which shall be calculated based on the tax-inclusive purchase price invoiced amount (based on the tax-inclusive purchase price turnover recorded on invoices issued by Party A during the main contract term). (For the avoidance of doubt, the Parties agree that for certain specific Products, Party B shall not be entitled to the basic discount and/or sample machine discount):

1)	Basic Discount: Party A agrees to grant Party B a certain basic discount on the Product Supply Price. This discount is an immediate discount applied at the time Party A issues the invoice to Party B. Party B's entitlement to the basic discount under this Clause does not prevent or exclude Party B from enjoying other discounts or rebates under this Appendix. If the basic discount changes subsequently, Party A's separate written notice shall prevail.

product positioning	product group	Major Appliances (including built-in major appliances) basic discount rate (%)		Kitchen Appliances (excluding built- in major appliances) & StudioLine Products basic discount rate (%)	Home Appliances basic discount rate (%)
		Specify some models	Other models
entry-level	(See Attachment 4)	6%	6%	15%	15%
mid-range model		15%	10%	20%	20%
premium model		20%	18%	25%	25%
star model		25%	25%	30%	30%

Designated models are shown in the price list.

2)	Sample Machine Discount: If Party A sells sample machines to Party B under the main contract, Party A will grant Party B corresponding discounts for such sample machines. The sample machine discount under this Clause only applies to products confirmed in writing by Party A as sample machines. For other products not confirmed in writing by Party A as sample machines, the sample machine discount under this Clause does not apply, subject to a separate sample machine purchase supplementary agreement to be signed by the Parties. Party A has the right to determine whether an Order placed by Party B is for sample machines.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

(2) At the same time, Party A agrees to provide Party B with the following policy support (only applicable when Party B is a general VAT taxpayer):

(All the following commercial policies are effective from January 1, 2026, to December 31, 2026)

policy support type	maximum points	settlement base	settlement period/method
A. Brand Store Penetration Rebate	2%	The invoice amount including tax for the delivery of household appliances and kitchen appliances by Party B (Excluding prototype)	Annual Red Ticket
B.Built-in Appliance Main Push	3%	Party B's embedded home appliance delivery, including tax, supply price, invoice amount (Excluding prototype)	Annual Red Ticket
C. Quarterly Shipment Rebate	1%	The invoice amount including tax for the delivery of household appliances and kitchen appliances by Party B (Excluding prototype)	Quarterly red ticket
D. Annual Shipment Rebate	1%	The invoice amount including tax for the delivery of household appliances and kitchen appliances by Party B (Excluding prototype)	Annual Red Ticket
E. Self-Media Operation	1%	Party B's embedded home appliance delivery, including tax, supply price, invoice amount (Excluding prototype)	Quarterly red ticket
F. Kitchen Service Management	1%	Party B's embedded home appliance delivery, including tax, supply price, invoice amount (Excluding prototype)	Quarterly red ticket
G. Return target incentive rebate	1%	The invoice amount including tax for the delivery of household appliances and kitchen appliances by Party B (Excluding prototype)	Quarterly red ticket
H. Annual rebate for household appliances	3%	Party B's invoice amount for tax inclusive delivery of household appliances (Excluding prototype)	Annual Red Ticket

Specific Provisions for Policy Support:

A. Brand Store Penetration Rebate

Party B's net retained stores in Party A's system as of December 31, 2025, are 5 stores (excluding stores within decoration companies). The agreed net increase in stores for 2026 is 1 store (excluding stores within decoration companies). The 2026 store target number is the sum of the agreed net retained stores as of December 31, 2025, and the net increase in 2026, which is 6 stores.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

The Parties agree on the rebate tiers and rates for store and booth display rewards as follows:

Rebate Tier 1 (stores/outlets)	Penetration Rebate Rate (Tier 1)	Rebate Tier 2 (stores/outlets)	Penetration Rebate Rate (Tier 2)
5	1.00%	6	2.00%

Achievement of the store numbers for each of the above tiers must satisfy the following four conditions:

•	Stores that are not newly opened or remodeled in 2026 must have retail data for 10 months in Party A's system;

•	Stores newly opened or remodeled in 2026 must have consecutive retail data in Party A's system 2 months after the new opening or remodeling. Stores with changed store numbers after remodeling are considered the same store;

•	Stores newly opened or remodeled in October 2026 or later are not required to have retail data;

•

All of the above three conditions must also meet the exclusive brand identification standard, as follows:

a) The storefront and other external brand signs have only the Bosch or Siemens single brand sign and comply with the company's CI standards;

b) The store displays only Bosch or Siemens single brand products;

c) The store sells only Bosch or Siemens single brand products.

Note: The brand in the above three items must be the same brand, i.e., all are a single Bosch brand or a single Siemens brand.

Party A will compile the retail list at the store level in Party A's system during the rebate period. Based on this store list, Party A will arrange personnel to inspect the stores for exclusive brand identification. For stores that do not meet the requirements, Party A has the right to exclude them from the calculation of the achieved store target number. Party B shall fully cooperate with Party A's inspection. Additionally, Party B shall proactively notify Party A before closing a store and cooperate with Party A in inspecting the exclusive brand identification of the store to be closed. Otherwise, Party A has the right to cancel the payment of this rebate.

B Embedded Home Appliances Main Promotion

Embedded household appliances refer to electrical products other than those installed and used independently in the kitchen appliances listed in Article 1 of this Annex. The rebate is paid annually on a customer basis. The final rebate that Party B can receive is 3% of the actual invoice amount including tax for Party B's embedded home appliances.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

C Quarterly delivery rebate

1) Both parties agree on the following quarterly delivery rebate steps and locations

Quarterly rebate period	Quarterly rebate step (10000 yuan)	Quarterly rebate ratio
2026.01.01-2026.06.30	660	1.00%
2026.07.01-2026.09.30	300	1.00%
2026.10.01-2026.12.31	370	1.00%

2) If the actual quarterly delivery, including tax, and invoice amount of Party B reaches the agreed level, Party A shall settle the corresponding rebate with Party B according to the agreement. If the steps cannot be reached, Party A does not need to pay the corresponding rebate.

3) Both parties will only settle based on the actual delivery volume of Party B in the current quarter, and the steps for each quarter will not be merged or settled annually.

D Year Delivery Rebate

1) Both parties agree on the following steps and locations for annual delivery rebates

Annual rebate step (10000 yuan)	Annual rebate ratio
1330	1.00%

2) If the actual annual delivery, including tax, and invoice amount of Party B reaches the only agreed step, Party A shall settle the corresponding rebate with Party B according to the agreement. If this step is not reached, Party A does not need to pay the corresponding rebate.

E Self-Media Operation

The second party shall hire different numbers of self media operators based on the annual delivery rebate amount. The standard number of personnel is as follows: less than 50 million yuan: not less than 1 person; More than 50 million yuan: no less than 2 people.

1) Operational Assessment Standards

•	Party B shall provide corresponding labor contract certificates according to the number of personnel required to be employed and upload them to Party A's system for binding. We media operators need to operate at least one Tiktok account (Party B shall stamp and confirm in the form of Appendix 1). The live broadcast account and store POI (Point of Interest, online digital logo of offline physical stores, equivalent to the "online store" of merchants on Tiktok) need to be bound to the Bosch/Siemens brand Tiktok local life matrix according to brand attributes. At the same time, the following operational actions must be met:

•	Operational Action Metrics:

1)	Each self-media operator must publish a corresponding number of original graphic or video content per quarter: For clients with a target less than 50 million, no less than 24 pieces of original content; for clients with a target of 50 million or more, no less than 48 pieces of original content. The above original titles must carry the specified tag; Party B must provide screenshots of the required number of content pieces;

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2)	Each self-media operator must conduct a corresponding number of live broadcasts per quarter: For clients with a target less than 50 million, no less than 12 sessions; for clients with a target of 50 million or more, no less than 24 sessions. Each live broadcast must last no less than 1 hour; Party B must provide screenshots of the end screen for the required number of live broadcasts.

•	Conversion Metric: The client's total Douyin purchase redemption GMV per quarter = RMB 100,000.

•	Quarterly Douyin purchase redemption GMV = Total amount of coupons redeemed via POI across all client stores (including headquarter coupon redemption) + Total amount of online purchases. (*Data sourced from the Douyin Life Service platform system).

2) Rebate Tier Setting and Settlement Requirements

•	Tier 1: Personnel employment requirements met and all operational action metrics completed, Rebate Points: 0.5%

•	Tier 2: Personnel employment requirements met and all operational action metrics and conversion metrics completed, Rebate Points: 1%

•	In addition to meeting all the above operational assessment criteria, achieving 85% of the quarterly shipment rebate target is a prerequisite for settlement. If achieved, full settlement is made; if not achieved, no rebate is settled.

•	The settlement cycle for this rebate is consistent with the settlement cycle for Commercial Policy C (Quarterly Shipment Rebate) in this Appendix V.

F Kitchen Service Management

Party B must employ a certain number of kitchen service management personnel based on the annual shipment rebate tier amount, with the following headcount requirements: Less than 50 million: no less than 1 person; Greater than 50 million: no less than 2 persons.

1) Operational Assessment Standards

•	Each kitchen service manager must complete a corresponding number of pre-sale measurement and after-sale follow-up visits per quarter and complete consumer QR code scanning, coupon collection, and lead registration through the BSH OMP system.

•	Operational Action Metrics: For clients with a target less than 50 million, no less than 30 pre-sale measurements and after-sale follow-up visits per quarter; for clients with a target of 50 million or more, no less than 60 visits per quarter. Party B must provide corresponding service photos for the required number of visits.

•

Conversion Metric: The total annual cumulative coupon redemption conversion rate across all kitchen service managers must be greater than or equal to 10%. (Coupon redemption conversion rate = Number of completed transactions / Number of coupons collected).

Settlement Data Source: BSH OMP system consumer lead generation data and coupon redemption conversion rate. Leads from all kitchen service personnel under the same client are deduplicated using the consumer's phone number as the key. The transaction must be reported in accordance with BSH's requirements, otherwise the data is invalid.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2) Rebate Tier Setting and Settlement Requirements

•	Tier 1: Personnel employment requirements met and all operational action metrics completed, Rebate Points: 0.5%

•	Tier 2: Personnel employment requirements met and all operational action metrics and conversion metrics completed, Rebate Points: 1%

•	In addition to meeting all the above operational assessment criteria, achieving 85% of the quarterly shipment rebate target is a prerequisite for settlement. If achieved, full settlement is made; if not achieved, no rebate is settled.

•	The settlement cycle for this rebate is consistent with the settlement cycle for Commercial Policy C (Quarterly Shipment Rebate) in this Appendix V.

G Return Target Incentive Rebate

1)	The Parties agree on the following annual return target and rebate rate:

Annual Return Target	Return Target Incentive Rebate Rate
1.61%	1.00%

2)	Party A shall assess Party B's cumulative return rate quarterly. If Party B's return rate is below the annual return target, Party A shall settle the corresponding rebate as agreed. If this target is not met, Party A is not obliged to pay the corresponding rebate.

3)	Party A shall assess Party B's cumulative return rate quarterly. If Party B's annual cumulative return rate exceeds the annual return target, Party A will retroactively deduct the settled quarterly rebates from other rebates payable to Party B. If Party B's annual cumulative return rate is below the annual return target, the quarterly return incentive rebates previously not paid due to unmet targets may be uniformly assessed and paid at the end of the year.

H Small Domestic Appliances Annual Rebate (For Offline Stores / Product Display/Demonstration at Business Premises), only applies when Party B actually cooperates by placing shipments for Small Domestic Appliances as agreed

1)	The Parties agree on the following annual shipment rebate tiers and points:

Rebate Tier 1 (10,000 RMB)	Rebate Rate 1	Rebate Tier 2 (10,000 RMB)	Rebate Rate 2
<4	1.00%	>=4	3.00%

If Party B's annual actual tax-inclusive invoiced shipment amount reaches the agreed tier, Party A shall settle the corresponding rebate as agreed. If this target is not met, Party A is not obliged to pay the corresponding rebate.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2)	The tax-inclusive invoiced shipment amount for these products is included in Party B's kitchen appliance quarterly and annual shipment rebate tier achievement (if a full-category contract is signed, it is included in the total shipment rebate tier achievement), but is not included in the quarterly and annual shipment rebate base and no rebate is settled for it.

Settlement instructions:

1.	Rebates are assessed and settled separately by brand and category. The tax-inclusive supply price invoiced amount corresponding to sample machine orders (if any) is included in the tier calculation for shipment rebates, retail rebates, or expense support rebates/fees (if any), but is not included in the rebate base/expense payment base. If Party B is entitled to a rebate under this Appendix, Party A will notify Party B in writing of its entitlement. The specific rebate rate and amount shall be based on the "BSH Customer Sales Rebate Confirmation Form" ("Rebate Confirmation Form") issued by Party A to Party B. Party B shall affix its seal to the Rebate Confirmation Form and return it to Party A within ten working days of receipt. If Party B fails to do so or raise a written objection within the timeframe, Party B shall be deemed to have accepted the content of Party A's Rebate Confirmation Form.

2.	If the invoice issued by Party A when selling the Products is a special VAT invoice, after Party B provides proof of tax refund/deduction and provides the corresponding "Information Form for Issuing a Red-letter Special VAT Invoice," Party A shall issue a red-letter special VAT invoice to Party B accordingly.

3.	The above procedure shall be completed within five (5) months from the date the Rebate Confirmation Form is issued. If the procedure is not completed within five (5) months, Party B shall be deemed to have automatically waived the rebate recorded in the Rebate Confirmation Form issued by Party A, and Party A shall have no obligation to pay the rebate recorded in the Rebate Confirmation Form.

4.	Before Party A receives the "Information Form for Issuing a Red-letter Special VAT Invoice," Party B shall not have the right to deduct the corresponding rebate amount from the purchase price payable. Notwithstanding this, if Party B is a prepayment client, Party A has the right, at its sole discretion, to grant Party B a temporary credit line of 75% of the confirmed but not yet deducted rebate amount in January and February of the following year or before the red-letter special VAT invoice is issued (whichever comes first). During this period and within the credit line, Party B may request Party A to ship goods in advance (the specific period and credit line amount shall be subject to Party A's final notice). Clients who fail to handle the red-letter procedure on time or make timely payments under the previous year's rebate guarantee temporary line will have their eligibility to apply for the temporary line under the rebate guarantee cancelled in the following year.

5.	Party A will not directly pay the rebate to Party B but will apply this rebate amount as a deduction against Party B's accounts receivable. If the main contract terminates because the Parties fail to sign a new contract according to Article III of the main contract, the Parties shall separately negotiate the payment time for the rebates Party B should be entitled to during the rebate period and other amounts payable by Party A. The payment method shall be: if Party B pays via TT, Party A shall also pay via TT; if Party B pays via acceptance bill, Party A shall also pay via acceptance bill. For the avoidance of doubt, if the Parties fail to sign a new contract during the Extension Period, Party B shall not be entitled to any rebates (except for discounts stipulated in this Appendix) on the purchase price paid for the Products during the Extension Period.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

6.	Besides the Products specified in this Appendix, the invoiced amounts for transactions that actually occur between the Parties may, with Party A's consent, be included in the rebate target and rebate base calculation for the corresponding product categories under this Appendix.

8. To promote cooperation and mutual development, Party A expects Party B to:

1)	Respect the history of Party A's brand, actively maintain brand image, and prioritize terminal display.

2)	Assist Party A in various promotional activities related to the Products provided by Party A, and display Party A's promotional materials in stores/outlets in a standardized manner.

3)	Heed and accept Party A's suggestions and opinions for improving the services of Party B's sales staff, enhance consumer satisfaction and ratings, and actively participate in relevant training activities organized by Party A.

4)	Promptly provide and update the following data to Party A: display data for stores/outlets; daily retail sales figures; Party B's weekly inventory data (including but not limited to product models and quantities of in-stock and in-transit products).

5)	Actively cooperate with Party A's supply chain coordination efforts: provide dedicated supply chain personnel/teams to liaise with Party A; timely provide order forecasts and ensure forecast accuracy.

6)	Actively organize product promotion activities in various regions, focusing on Party A's Products as key activity items, and promote them in Party B's stores/outlets.

9. Miscellaneous

1)	During the cooperation period, the Parties may negotiate a "one-price-to-the-end" policy for models to be determined, subject to separate written notice from Party A.

2)	Party A has the right to unconditionally terminate the main contract and all appendices and supplementary documents with one month's prior written notice to Party B, without assuming any liability for the unilateral early termination.

3)	If Party B is a group client, meaning the transaction process involves one billing account but multiple order customer numbers, Party B shall list the order customer numbers in Appendix 1. Any changes to Appendix 1 require confirmation with signatures and seals from both Parties.

4)	Unless otherwise notified by Party A, the main term of the main contract and its Appendix I, Appendix II, Appendix III, the 2026 Sample Machine Purchase Supplementary Agreement, and the 2026 Credit Payment Supplementary Agreement shall be from the effective date of the documents to December 31, 2026, and the Extension Period provisions apply; Appendix I is generally updated annually, subject to written notice from Party A; Appendix IV may be updated by Party A with prior notice; the term of Appendix V is from the effective date of the document to December 31, 2026, but the basic product discount applies the Extension Period provisions.

5)	If this Appendix conflicts with the main contract, this Appendix shall prevail.

[NO TEXT HEREAFTER]

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Signing Page for Appendix V "Commercial Terms (For Brand Store Channel)"

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Party A Seal)		(Party B Seal)

Signatories:	Yang Guibin, Han Zhaohui, Hu Qin	Signatory:

Date: 2026.06.11		Date: 2026.06.12

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix V - Appendix 1 (Douyin IDs and Nicknames participating in Self-Media Operation Assessment and joining the BSH Matrix)

Douyin ID	Douyin Nickname
icy001506	Siemens Home Appliances (Dongying Fuqian Street Store)
tq471381872	Siemens Home Appliances Dongying Xingkai Home Plaza Store

(Party B Seal) /seal/

If the Douyin IDs in this Appendix are updated, confirmation with signatures and seals from both Parties is required.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix VI: [BFS Channel Special Provisions]

Party A: BSH Home Appliances (China) Co., Ltd.
Party B: Dongying Boruida Trading Co., Ltd., Customer No.: 6200711055

Whereas:

Party A and Party B have signed the "BSH Home Appliances (China) Co., Ltd. 2026 Annual Home Appliance Product Sales Contract" (the "Main Contract") and related appendices. Party B, as a dealer of Party A in the BFS channel, possesses high-quality product sales channels and stores, and wishes to cooperate with Party A on the purchase and resale of relevant home appliance products.

Now, based on business reality, the Parties agree to the following special provisions:

I. The Parties agree on Party B's purchase of Party A's Siemens brand products and the establishment and operation of Siemens brand product specialty stores ("Stores"). To ensure operational efficiency, Party B shall only operate the aforementioned single brand of home appliance products. Party A shall provide operational resources and operational guidance to Party B. Party B, in establishing/operating Stores, shall comply with the agreements, accept Party A's brand definition and business philosophy, maintain Party A's brand image, promote and sell the cooperative products, and comply with Party A's relevant requirements based on unified brand and channel management.

II. Store Establishment Management

1.	As offline touchpoints for Party A's Siemens brand and products, providing offline experience opportunities for consumers, Party B shall comply with Party A's store construction and CI display standards and quality standards. Only Party A's Siemens brand products may be displayed and sold in the Stores. No other brand products or signage may appear, be displayed, or be sold in the Stores. Party B shall organize regional offline activities according to Party A's unified brand marketing plan, including but not limited to new product launches, fit-out visits, community marketing, cross-industry marketing, customer care, home visits, and product training. Simultaneously, Party B shall develop corresponding business and customer relationship management capabilities, including but not limited to business development, kitchen design, and comprehensive customer/consumer maintenance.

2.	Store establishment shall be fully negotiated by the Parties. The Stores must also meet relevant requirements, mainly including: store type, store location, store design, and store facilities.

3.	During the cooperation period, store management and related matters shall be based on the store information in Party A's system.

4.	Party B shall ensure that the display area meets Party A's requirements for the display of the Products and the needs of Party A's brand image. The plan for the display area must obtain Party A's prior written consent. Renovation costs and routine maintenance costs shall be negotiated separately by the Parties.

5.	Party B shall ensure the normal supply and operation of water, electricity for product demonstration, general lighting, air conditioning, and other service facilities in the Stores and shall be responsible for cleaning, security, and other work.

6.	Party B must equip each Store with necessary equipment such as computers, printers, IPADs, POS machines, etc., for use by promoters dispatched by Party A to perform order system entry.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

III. Store Operation Management

1.	Party B shall actively respond to Party A's requirements and operate the Stores as agreed.

2.	Party A has the right to use the Stores free of charge for brand promotion, marketing activities, and customer meetings, and Party B shall provide unconditional active cooperation.

3.	Party B's operation of the Stores shall comply with Party A's store operation requirements based on unified brand management, mainly including: operating standards/requirements, product sales and promotion, employee management, promoter management, pre-sales and after-sales service (embedded product design), product delivery and installation, reporting and supervision.

4.	During the Contract Term, based on the actual needs of the cooperation business, Party B shall provide promotion and display services for the Products as required by Party A, participate in various market promotion activities organized by Party A, actively assist Party A in carrying out various market promotion activities, and collect and provide feedback to Party A on market information.

5.	If a Store violates the agreement and causes any losses to Party A, Party B shall be liable for compensation (Party A may directly deduct the compensation from the commercial policies that Party B is entitled to under the Contract).

6.	During the Contract Term, if product promotional activities are carried out, the Parties may enter into a separate promotional cooperation agreement for such activities.

IV. Rights and Obligations

1. Regarding Party A:

1)	Party A has the right to require Party B to provide retail data and information on the cooperative products. Party B shall enter the retail data into Party A's ordering system within twenty-four hours of receiving the purchase price or deposit. Party A will conduct random checks on the orders entered by Party B. If Party B fails to enter or fails to enter sales information promptly or the sales information entered by Party B is untrue, inaccurate, or incomplete, Party B shall be deemed in breach.

2)	If the display of the Products or their image does not meet Party A's requirements, Party A has the right to require Party B to rectify within a specified period. Party A has the right to make suggestions and requests for improvement regarding the pre-sales, in-sales, and after-sales processes of the Store's sales staff.

3)	Personnel of Party A are prohibited from borrowing funds or assets from Party B or Party B's personnel for any reason or under any pretext.

4)	Party B is prohibited from recommending, displaying, displaying, or selling products of other brands in the Stores.

5)	During the Contract Term, Party A shall not be required to pay any rent, any type of deposit or security deposit, management fees, promotion fees, water and electricity fees, or other costs to any third party for the display area in the Stores.

6)	Party A warrants that the cooperative products are legal, compliant, and do not infringe upon the lawful rights and interests of other third parties.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2. Regarding Party B:

1)	Party B warrants strict compliance with all applicable laws, regulations, and provisions, and with the relevant rules and regulations of the property owner/management, ensuring the legal, continuous, and good operation of the Stores.

2)	Party B's legal documents for the use of the store premises (such as the premise lease agreement) shall be submitted to Party A for filing.

3)	The selection of the Stores shall be confirmed in writing by Party A after Party A evaluates the city, location, surrounding business environment, etc. All costs and expenses incurred in connection with the selection, leasing, and use of the authorized brand specialty stores shall be borne by Party B.

4)	The location and area of the display area shall be agreed in writing by the Parties separately. In any case, Party B shall not change the display area plan without Party A's prior written consent.

5)	Party B shall ensure that the display area meets Party A's requirements for the display of the cooperative products and the needs of Party A's brand image. The plan for the display area must obtain Party A's prior written consent. Renovation costs and routine maintenance costs shall be subject to a separate written agreement signed by the Parties.

6)	As a brand dealer of Party A, Party B must use the POS retail management system authorized by Party A as required by Party A. This system serves as the primary business interface between BSH and brand store dealers. If Party B refuses or fails to use the POS retail management system authorized by Party A as required by Party A, Party A has the right to request rectification or terminate the contract without liability.

7)	Party B may apply to Party A for training support and access to exclusive content on the enabling platform.

8)	Party B shall refuse any request from Party A's staff to borrow funds or transfer products in any name or for any reason. Otherwise, Party B shall bear all adverse consequences, and Party A shall not be involved.

9)	Party B shall plan activities and advance campaigns in accordance with Party A's unified brand integration marketing nodes and requirements.

10)	Party B shall not withhold, sell, or give away gifts provided by Party A for promotional activities to purchasers of non-Party A products.

11)	Party B shall pay the purchase price to Party A in full and on time as agreed in the Contract.

12)	Party B shall provide Party A with relevant data on product sales and real-time inventory information, including models and quantities. Based on the business cooperation, Party B shall provide Party A with consumer information. Party B shall collect and process such information in accordance with applicable personal information protection laws and regulations, including informing consumers of the purpose of use, obtaining consumer consent, and transmitting the information securely. Party B shall obtain the consumer's authorization to allow Party A to contact them for scheduling delivery, providing after-sales services, and sending relevant information.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

13)	Party B shall not, for the purpose of obtaining or performing the Contract, give cash, goods, or other improper benefits to any employee of Party A (including promoters) or their relatives, or give property or other improper benefits to Party A's employees or their relatives in the name of promotion fees, publicity fees, sponsorship fees, service fees, consulting fees, commissions, reimbursement of various expenses, or in any other manner.

14)	Given that Party A invests significant human, material, and financial resources in the establishment and operation of the Stores, to make full use of the relevant cooperation results, Party B undertakes: If Party B ceases to operate the relevant Stores, it shall notify Party A in writing at least two months in advance and assist Party A in handling the matter accordingly (including but not limited to introducing other third parties for continued operation). Otherwise, Party B shall be deemed in breach and shall compensate Party A for the costs and expenses incurred in establishing and operating the Stores.

15)	During the cooperation period, Party B shall prioritize the use of Party A's POS system for inbound/outbound management (without Party A's prior confirmation, no other methods shall be used): The consignee designated by Party B, upon the arrival of the Products at the warehouse, shall scan the unique logistics code on the product packaging using the POS system for receipt. After matching the data from the POS system with the purchase order, Party A shall be deemed to have completed delivery and Party B to have confirmed receipt. Party A shall then issue an invoice to Party B as agreed.

16)	Party B has the right to apply to Party A for cooperation on differentiated products suitable for store operations and to request relevant cooperation materials and technical support.

V. Education and Training

Party A shall provide Party B with training support on store management, product knowledge, marketing promotion, etc. Any travel expenses incurred by Party B's personnel in connection with such training shall be borne by Party B. If the training uses Party B's premises, Party B shall provide them free of charge. Party B shall ensure that its employees or personnel involved in store operations fully understand the training content and carry out their work in accordance with the training requirements. If losses are caused to any third party (including but not limited to consumers) or Party A due to Party B or its personnel failing to comply with the training requirements, Party B shall be liable for compensation.

VI. Miscellaneous

1.	During the Contract Term, if the Parties cooperate on product marketing activities, they shall negotiate separately and enter into a cooperation agreement. Party A shall not bear any costs, expenses, risks, or liabilities for any relevant business activities organized or initiated unilaterally by Party B.

2.	If Party B violates Party A's brand management requirements and fails to rectify after Party A's request, or commits any fraudulent acts, Party A has the right to terminate all or part of the Contract without liability, and Party B shall bear all losses (including attorney fees) caused to Party A thereby.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

This Appendix shall become effective as of the date of signing by the representatives of both Parties and affixing their company seals or contract seals. It is made in three originals, with Party A holding two copies and Party B holding one copy, all having equal legal effect.

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Party A Seal)		(Party B Seal)

Signatory:	Yang Guibin, Han Zhaohui, Hu Qin.	Signatory:

Date: 2026.06.11		Date: 2026.06.12

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

Appendix: Supplementary Agreement on Sample Machine Purchase (For Non-Club Customers)

Party A: BSH Home Appliances (China) Co., Ltd., a limited liability company duly established and validly existing under the laws of the People's Republic of China, with its registered address at Building 3, No. 18 Qingjiangnan Road, Gulou District, Nanjing City, Jiangsu Province, 210019;

Party B: Dongying Boruida Trading Co., Ltd., Customer No. 6200711055, a limited liability company established and validly existing under the laws of the People's Republic of China, with its registered address at No. 1, South Side of Middle Section, Commercial Street, Guangrao Street, Guangrao County, Dongying City, Shandong Province, 257300.

Whereas:

1.	The Parties have signed the "2026 Annual Home Appliance Product Sales Contract" (the "Main Contract"), agreeing that Party B shall purchase corresponding Products from Party A for resale;

2.	Party B is entitled to special sample machine discounts from Party A in accordance with the Main Contract and its Appendix V "Commercial Terms";

Now, therefore, through mutual negotiation, the Parties have reached this Supplementary Agreement as follows:

1. Display and Demonstration

(1) Party B shall purchase sample machines from Party A at the agreed tax-inclusive purchase price (enjoying the basic discount stipulated in Appendix V of the Main Contract), place them in its own or its distributors' stores, and keep them on continuous public display until the product is discontinued (subject to Party A's notice).

(2) Party B shall, immediately upon the arrival of the sample machines at the agreed store display area, coordinate with Party A's promoter/sales representative or Party B's promoter to report the display information through Party A's system (including scanning the machine code and taking machine photos). Party B shall also promptly update the sample machine status upon return, storage transfer, or sale.

(3) Party B shall be responsible for arranging for Party A's promoter/sales representative or Party B's promoter to conduct quarterly inventory checks and update the uploaded machine codes and photos. If the sample machines are found not to be in a display state or if the information is incorrect/incomplete, etc., it shall be deemed a failure to meet the agreed display period.

(4) Party B shall strictly comply with Party A's requirements for the specification and management of display and demonstration matters. Any adverse impact on Party A's brand, image, etc., shall entitle Party A to unilaterally adjust or terminate Party B's sample machine benefits and other benefits based on cooperation commercial policies without assuming any liability.

(5) When Party B sells any sample machine obtained from Party A to consumers, it shall clearly inform the consumer of the detailed information about the sample machine, including but not limited to disclosing that it is a sample machine. Any liability arising from Party B's sale of sample machines shall be borne by Party B.

(6) If, within three years from the date of receipt of the sample machine, Party B discovers a quality issue that prevents normal display, Party B has the right to apply to Party A for a return. After Party A's after-sales personnel confirm on-site that the return conditions are met, Party A shall be responsible for the return and storage. In the aforementioned case, Party A has the right to directly deduct all rebate fees for the sample machine under this agreement from other payable amounts under the Main Contract.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2. Sample Machine Discount

(1) Party A agrees to grant Party B a special discount on the basis of Party A's tax-inclusive product purchase price according to the points specified in the table below.

2026 Applicable Sample Machine Discount Table

product positioning	Independent large household appliances Prototype discount rate (%)	Embedded large appliances Prototype discount rate (%)	Kitchen appliances (excluding embedded household appliances) and household appliances Prototype discount rate (%)	Cookit Smart Cooking Machine Products basic discount rate (%)	Cookit Smart Cooking Machine Products Accessories Products basic discount rate (%)
entry-level	26%	/	45%	/	/
mid-range model	30%	/	50%	/	/
premium model	38%	/	55%	45%	40%
star model	45%	55%	60%	/	/

(2) The special discount is in the form of "Basic Discount + Rebate," where the basic discount is applied at the time of invoicing for regular orders. The post-display rebate for sample machines is calculated monthly based on actual display. The monthly calculation does not double-count the basic discount rate already applied in the invoice, the maximum commercial policy points in the contract, or promotional cooperation rebate points. The specific standards and calculations are subject to separate budget/settlement letters to be signed by the Parties. The aforementioned "calculation" is based on the relevant information in Party A's system.

(3) If the display period is less than the minimum agreed time of 12 months, Party A has the right to deduct the rebate proportionally based on the unfulfilled portion (e.g., if a freestanding major appliance is only displayed for 6 months, the settlement rebate shall be calculated as "full standard * 1/2"). If the deducted amount exceeds the current month's rebate payable, it shall be deducted in the following month.

(4) Party A shall only use one unit of a single model displayed in a single store under the cooperation between the Parties (as the upper limit) as the basis for the rebate settlement under this agreement.

(5) Unless otherwise agreed, the sample machines under this agreement shall not be subject to any other policies (including other rebates and support) stipulated in the Main Contract, its appendices, or supplementary agreements.

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

3. Other Matters

(1) This Supplementary Agreement shall become effective as of the date of signing by the authorized representatives of both Parties and affixing their company seals or contract seals, and shall be implemented from January 1, 2026. Party A has the right to terminate this Supplementary Agreement at any time by giving prior written notice. Unless otherwise agreed by the Parties, the term of this Supplementary Agreement is consistent with the 2026 Main Contract (including the Extension Period).

(2) Party A has the right to conduct audits and inspections regarding Party B's performance of this agreement, and Party B shall cooperate. If fraud, falsification, or questionable authenticity is found, and Party B cannot prove its reasonable justifiability, Party A has the right to terminate this agreement directly without liability.

(3) In this Contract, except for the content handwritten by Party B in the designated spaces or tables as provided for in the contract clauses, any other modifications, supplements, or deletions made by Party B in handwriting to this Contract shall be invalid, except where confirmed by the seals of both Parties.

(4) Party A has the right to adjust the display requirements and discount policies under this agreement from time to time, subject to separate notice to Party B, and Party B shall have no objection thereto.

(5) Terms used in this Supplementary Agreement but not separately defined shall have the meanings ascribed to them in the Main Contract.

(6) This Supplementary Agreement is made in three originals, with Party A holding two copies and Party B holding one copy, all having equal legal effect.

[NO TEXT HEREAFTER]

《BSH Home Appliances (China) Co., Ltd 2026 Annual Home Appliance Product Sales Contract》

2026 Signing Page for "Supplementary Agreement on Sample Machine Purchase (For Non-Club Customers)":

Party A: BSH Home Appliances (China) Co., Ltd.		Party B: Dongying Boruida Trading Co., Ltd.

(Party A Seal)		(Party B Seal)

Signatory:	Yang Guibin, Han Zhaohui, Hu Qin	Signatory:

Date: 2026.06.11		Date: 2026.06.12